Exhibit 10.6
SECOND AMENDED AND RESTATED
CREDIT AGREEMENT
by and between
METROPCS WIRELESS, INC.
and
ROYAL STREET COMMUNICATIONS, LLC

SECOND AMENDED AND
RESTATED CREDIT AGREEMENT
     This Second Amended and Restated Credit Agreement (this “Credit Agreement”) is executed on December 15,2005 (the “Amendment Effective Date”) as of December 22, 2004, by and between MetroPCS Wireless, Inc., a Delaware corporation (“Lender” or “MetroPCS”), and Royal Street Communications, LLC, a Delaware limited liability company (“Borrower”).
RECITALS
     WHEREAS, Borrower and MetroPCS, Inc., a Delaware corporation (“Holdings”) entered into that certain Credit Agreement dated as of December 22, 2004 (the “Original Agreement”) and certain ancillary documents related thereto, including a Promissory Note, Security Agreement and Pledge Agreement (the “Original Ancillary Documents”);
     WHEREAS, Borrower and Holdings agreed to amend and restate the Original Agreement pursuant to the terms and conditions of that certain Amended and Restated Credit Agreement, dated as of January 24, 2005 (the “Existing Credit Agreement”), and agreed to amend and restate the Original Ancillary Documents, among other Loan Documents (as defined in each of the Original Agreement), pursuant to the terms and conditions of the Loan Documents (as defined in the Existing Credit Agreement);
     WHEREAS, pursuant to that certain Assignment and Assumption Agreement, dated as of April 29, 2005 (the “Assignment Agreement”), Holdings assigned all of its right, title and interest in and to the Loans (as defined in each of the Original Agreement and the Existing Credit Agreement), the Original Agreement, the Existing Credit Agreement and the other Loan Documents (as defined in each of the Original Agreement and the Existing Credit Agreement) to MetroPCS, and MetroPCS assumed all of the obligations of Holdings in respect of the foregoing, thereby becoming the Lender (as defined in the each of the Original Agreement and the Existing Credit Agreement) for all purposes in respect of the Loans (as defined in each of the Original Agreement and the Existing Credit Agreement), the Original Agreement, the Existing Credit Agreement and the other Loan Documents (as defined in each of the Original Agreement and the Existing Credit Agreement);
     WHEREAS, Borrower and MetroPCS desire to amend and restate the Existing Credit Agreement to provide for, among other things, an increase in the Loan Commitment Amount;
     WHEREAS, Borrower acknowledges and agrees that the security interest granted to Lender pursuant to the Loan Documents (as defined in each of the Original Agreement and the Existing Credit Agreement) shall remain outstanding and in full force and effect, without interruption or impairment of any kind, in accordance with their terms, as renewed, amended or restated pursuant to the Loan Documents (as defined herein), and shall continue to secure (i) the due and punctual payment of (A) the principal and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Note (as defined herein), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (B) all other monetary obligations, including but not limited to, fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding regardless of whether allowed or allowable in such proceeding), of Borrower under any of the Loan Documents (as defined herein), and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of Borrower under or pursuant to the Loan Documents (as defined herein). (The items in clauses (i) and (ii) are collectively the “Obligations.”);
     WHEREAS, Borrower acknowledges and confirms that (i) the Obligations represent, among other things, the amendment, restatement, and modification of all indebtedness, liabilities, borrowings and advances arising in connection with the Original Agreement, the Existing Credit Agreement and the other Loan Documents (as defined in each of the Original Agreement and the Existing Credit Agreement); (ii) all liens and encumbrances evidenced by the Loan Documents (as defined in each of the Original Agreement and the Existing Credit Agreement) are hereby ratified, confirmed and continued as modified, amended or restated under the Loan Documents (as defined herein); (iii) this Credit Agreement and the other Loan Documents (as defined herein) are intended to restate, renew, extend, consolidate, amend and modify the Original Agreement, the Existing Credit Agreement and the other Loan Documents (as defined in each of the Original Agreement and the Existing Credit Agreement) in their entirety; and (iv) this Credit Agreement and the other Loan Documents (as defined herein) are not intended to constitute, and shall not constitute, a novation and shall in no way adversely affect or impair the priority of the liens granted in connection with the Original Agreement, the Existing Credit Agreement and the other Loan Documents (as defined in each of the Original Agreement and the Existing Credit Agreement).
     NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree to amend and restate the Existing Credit Agreement in its entirety and further agree as follows:
Section 1: Defined Terms
     In addition to the terms defined elsewhere in this Credit Agreement, the following terms shall have the following meanings in this Credit Agreement:
     “Affiliate” shall mean, with respect to a Person, any other Person directly or indirectly Controlling, Controlled by or under Common Control with such Person at any time during the period for which the determination of affiliation is being made.
     “Applicable Law” shall mean, with respect to any Person, any federal, state, local or foreign law, statute, ordinance, rule, regulation, Judgment, order, injunction, decree, arbitration award, agency requirement, franchise, license or permit of, or any interpretation or administration of any of the foregoing by, any Governmental Entity, whether in effect as of the Effective Date or thereafter, and in each case as amended, applicable to such Person or its Affiliates or their respective assets.

     “Auction” shall mean that Broadband PCS Auction No. 58 conducted by the FCC as described in Public Notice, DA-04-3005 (rel. Sept. 16, 2004), as the same may be rescheduled or modified by the FCC.
     “Borrower” shall have the meaning set forth in the preamble hereto.
     “Borrower Change in Control Event” shall be deemed to have occurred if (i) there shall be consummated, or if Borrower enters into any agreement which would result in (x) any consolidation or merger of Borrower in which Borrower is not the continuing or surviving entity, other than a merger of Borrower in which the holders of the equity securities of Borrower immediately prior to the merger have the same proportionate ownership of the equity securities entitled to vote for members of Borrower’s Board of Directors (or equivalent governing body) of the surviving entity immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Borrower or (ii) the members of Borrower approve any plan or proposal for the liquidation or dissolution of Borrower.
     “Build-Out” shall mean the construction by the Borrower of a Commercial Mobile Radio Service system in accordance with the FCC Rules, 47 C.F.R. § 24.203.
     “Business Day” shall mean a day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions are authorized or required by law or executive order to remain closed in New York City.
     “Closing Date” shall mean each date on which Lender makes a Loan to Borrower.
     “Commercial Mobile Radio Service” or “CMRS” shall mean a commercial mobile radio service as defined in 47 C.F.R. § 20.3.
     “Commitment Period” shall mean the period commencing on the Effective Date and expiring on the earliest to occur of (i) the date of the sixty-sixth (66th) month anniversary of the Effective Date, (ii) the date that is one hundred eighty (180) days after the date on which neither MetroPCS nor any of its Affiliates is a Member of Borrower, (iii) the date that is one hundred eighty (180) days after the date on which the Services Agreement has been terminated by MetroPCS pursuant to Section 16.2(a)(i) thereof with respect to the Borrower, (iv) the date that is one hundred eighty (180) days after the date on which the Borrower enters into any contract or agreement pursuant to which (x) any direct competitor of MetroPCS or any entity in which any direct competitor of MetroPCS owns, directly or indirectly, an interest in excess of five percent (5%), is engaged to provide management or technical services to the Borrower in the nature of those provided by MetroPCS under the Services Agreement, or (y) the Borrower has the right or obligation to use any trademark, service mark, trade name, logo, brand or other similar intellectual property owned, licensed or otherwise controlled by any direct competitor of MetroPCS (other than Borrower) or any entity in which any direct competitor of MetroPCS (other than the Borrower) owns, directly or indirectly, an interest in excess of five percent (5%), or (v) the Mandatory Prepayment Date.
     “Control” (including the correlative meanings of the terms “Controlled by,” “Controlling” and “under Common Control with”) as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Credit Agreement” shall have the meaning set forth in the preamble hereto.
     “Effective Date” shall mean December 22, 2004.
     “Equipment and Facilities Lease Agreement” means that certain Equipment and Facilities Lease Agreement entered into between MetroPCS and Borrower, as amended.
     “Event of Default” shall have the meaning set forth in Section 6.1.
     “FCC” means the Federal Communications Commission or any successor thereto.
     “FCC Rules” shall mean any applicable rules and regulations of the FCC.
     “Financing Statements” shall mean such UCC financing statements and other instruments reasonably required by the Lender to create, perfect and/or maintain the security interests granted under the Pledge Agreement and the Security Agreement.
     “GAAP” shall mean United States generally accepted accounting principles, as in effect from time to time.
     “Governmental Entity” shall mean any government or political subdivision thereof, including without limitation, any regional or municipal authority, any governmental department, ministry, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, having jurisdiction over the matter or matters in question.
     “GWI” shall mean GWIPCS1, Inc., a Delaware corporation.
     “Holdings” shall have the meaning set forth in the preamble hereto.
     “Holding Subsidiary” shall mean a corporation or LLC formed under the laws of the State of Delaware, all of the capital stock or LLC units of which shall be owned by Borrower, which corporation or LLC shall have as its sole purpose to hold the License(s) and assets in a given Market (as such term is defined in the LLC Agreement) to be used by Borrower in connection with the Royal Street System in such Market.
     “Judgment” shall mean any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or arbiter, and any order of or by any other Governmental Entity.
     “Lease” shall mean any license, easement or other agreement pursuant to which Borrower acquires rights to possess, occupy and/or use real property, including without limitation as a tenant, licensee or beneficiary of an easement.

     “Leasehold Mortgages” shall mean one or more leasehold mortgages in substantially the form attached hereto as Exhibit D, or such other documentation reasonably required by Lender from time to time to ensure that Lender shall have a first priority lien on all Leases and other real property interests of Borrower.
     “Lender” shall have the meaning set forth in the preamble hereto.
     “Lender Credit Facility” shall mean any loan commitment, and credit, loan, or other agreement, entered into by Lender or any Affiliate of Lender and a third party wherein such third party loans to Lender, and Lender borrows from such third party, funds or other monies which are used to make Loans to Borrower.
     “License” shall mean any license issued by the FCC for which Borrower or a Holding Subsidiary is a Successful Bidder or any other license issued by the FCC now or hereafter held by the Borrower or a Holding Subsidiary.
     “Litigation” shall mean any claim, action, suit, proceeding, arbitration, investigation, hearing or other activity or procedure that could result in a Judgment, and any notice of any of the foregoing.
     “LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of Royal Street Communications, LLC by and among GWI, MetroPCS and C9 Wireless, LLC, a Delaware limited liability company, executed on December 15, 2005 as of November 24, 2004, as amended from time to time.
     “Loan Commitment Amount” shall mean the amount of the Loans needed to permit Borrower to acquire the Licenses and to construct and operate the Royal Street System, provided, however, that (i) in no event shall the Loan be less than $293,599,250; and (ii) in no event shall any Loan over and above $293,599,250 exceed the lesser of $50,000,000 or the maximum amount in excess of $293,599,250 that Lender is permitted to lend to Borrower pursuant to the Lender Credit Facility.
     “Loan Documents” shall mean this Credit Agreement, the Note, the Security Agreement, the Pledge Agreement and any separate written agreement entered into between the Borrower and Lender or any agent of Lender, and all other agreements, instruments, certificates and other documents at any time executed and delivered pursuant to or in connection herewith or therewith, as the same may be supplemented, amended or otherwise modified from time to time after the Amendment Effective Date. Notwithstanding the foregoing, the Loan Documents shall not include the LLC Agreement, the Services Agreement or any agreement, instrument, certificate or other document at any time executed and delivered pursuant to or in connection with the LLC Agreement or the Services Agreement as the same may be supplemented, amended or otherwise modified from time to time after the Amendment Effective Date.
     “Loan Repayment Commencement Date” shall mean, with respect to the Note, the earlier to occur of (i) the Substantial Completion Date or (ii) the date on which the Services Agreement has been terminated (other than by Borrower in accordance with its terms due to a default by MetroPCS) with respect to the Borrower.

     “Loans” shall mean the loans to Borrower evidenced by the Note, not to exceed the Loan Commitment Amount. Each advance made under the Note is a Loan.
     “Mandatory Prepayment Date” shall mean the date on which Borrower receives a Refund of all funds (less any amounts retained by the FCC) deposited by Borrower with the FCC for the purpose of permitting Borrower to participate in the Auction if (i) Borrower is not the Successful Bidder for any License or (ii) Borrower is the Successful Bidder for Licenses and the FCC does not grant to Borrower at least one License for which Borrower was a Successful Bidder as a result of the disposition of any appeals of FCC actions or any judicial decisions, whether relating to appeals from FCC decisions or otherwise, affecting the authorizations being auctioned in the Auction.
     “Material Adverse Effect” shall mean a material adverse effect on the business, properties, assets, liabilities, prospects or condition (financial or otherwise) of the Borrower or any of its Subsidiaries.
     “Maturity Date” shall mean with respect to all Loans made to the Borrower, the date that is seven years and six months after the Effective Date.
     “MetroPCS” shall have the meaning set forth in the preamble hereto.
     “Note” shall mean that certain Amended and Restated Promissory Note executed on December 15, 2005 as of December 22, 2004 in the form attached hereto as Exhibit A, executed by Borrower in favor of Lender and delivered by Borrower to Lender in accordance with the terms of this Credit Agreement.
     “Permitted Liens” shall mean (i) any and all liens and security interests created pursuant to any of the Loan Documents, (ii) liens for taxes, fees, assessments and governmental charges not delinquent or which are being contested in good faith by appropriate proceedings; provided, however, that the Borrower shall have set aside on its books and shall maintain adequate reserves for the payment of same in conformity with GAAP, (iii) liens, deposits or pledges made to secure statutory obligations, surety or appeal bonds, or bonds for the release of attachments or for stay of execution, or to secure the performance of bids, tenders, contracts (other than for the payment of borrowed money), leases or for purposes of like general nature in the ordinary course of business, (iv) purchase money liens on tangible personal property in the nature of office equipment utilized in the normal operation of the business of Borrower, (v) liens for indebtedness permitted under the terms of Section 5.10(b), so long as such liens (a) are subject to and subordinate in all respects to the liens and security interests created pursuant to any of the Loan Documents and (b) would not have a material adverse effect on the Lender’s ability to realize on the full value of the collateral upon the occurrence of an Event of Default and (vi) liens for indebtedness permitted under the terms of Section 5.10(c); provided, however, that “Permitted Liens” shall in all events include a first priority purchase money security interest in telecommunication equipment purchased by Borrower as a result of Lender’s or its Affiliates’ breach under this Credit Agreement or the Equipment and Facilities Lease Agreement.

     “Person” shall mean any natural person, corporation, firm, unincorporated organization, association, partnership, limited liability company, business trust, joint stock company, joint venture organization, entity or business of any kind.
     “Pledge Agreement” shall mean the Amended and Restated Pledge Agreement executed on December 15, 2005 as of December 22, 2004 in substantially the form attached hereto as Exhibit F pursuant to which the Borrower shall pledge to Lender all of the membership interests or other equity interests in its respective Holding Subsidiaries as security for the repayment of the Borrower’s obligations under the Loan Documents.
     “Refund” shall be any amounts that Borrower paid in accordance with FCC Rules to become eligible to participate in the Auction and that thereafter are refunded to Borrower.
     “Refund Date” shall mean the date on which the Borrower receives a Refund other than by reason of the fact that (i) Borrower is not the Successful Bidder for any License or (ii) Borrower is the Successful Bidder for Licenses and the FCC does not grant to Borrower at least one License for which Borrower was a Successful Bidder as a result of the disposition of any appeals of FCC actions or any judicial decisions, whether relating to appeals from FCC decisions or otherwise, affecting the authorizations being auctioned in the Auction.
     “Required Capital Contributions” the capital contributions required to be made to Borrower by the Members of Borrower pursuant to Section 9.1 (a) of the LLC Agreement.
     “Royal Street System” shall mean the Commercial Mobile Radio Service system(s) operated pursuant to the Licenses.
     “Security Agreement” shall mean the Amended and Restated Security Agreement executed on December 15, 2005 as of December 22, 2004 by and between Borrower and Lender in substantially the form attached hereto as Exhibit B.
     “Services Agreement” shall mean the Amended and Restated Services Agreement, executed on December 15, 2005 as of November 24, 2004, by and between Borrower and MetroPCS, as amended from time to time.
     “Subsidiary” shall mean, with respect to any legal entity, any other corporation, limited liability company, general or limited partnership, limited liability partnership, joint venture, trust or other entity of which the outstanding capital stock possessing a majority of voting power in the election of directors or their equivalent is owned or controlled by such entity, directly or indirectly.
     “Subsidiary Security Agreement” shall mean the Security Agreement by and between each Holding Subsidiary and Lender in substantially the form attached hereto as Exhibit B.
     “Substantial Completion Date” shall mean the date on which the Build-Out of the Royal Street System satisfies the construction requirements of Section 24.203 of the FCC Rules.

     “Successful Bidder” shall mean an entity that is awarded one or more Licenses in the Auction by the FCC and successfully qualifies to be a licensee for such Licenses under applicable FCC Rules.
Section 2: Terms of Loan
     2.1 The Loans.
     Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Credit Agreement and the other Loan Documents, Lender agrees to make Loans to the Borrower from time to time during the Commitment Period in a principal amount not to exceed, at any time outstanding, the Loan Commitment Amount. Notwithstanding anything contained herein to the contrary, in no event shall Lender be required to make Loans to Borrower where such Loans would violate any covenants, representations, warranties, or other terms and conditions of any Lender Credit Facility.
     2.2 Procedure for Borrowing.
          a. Subject to the terms and conditions set forth in this Credit Agreement, the Lender shall advance to Borrower the amount of any Loan requested by Borrower to pay for the costs of acquiring Licenses for which Borrower is the Successful Bidder up to the Loan Commitment Amount. Borrower shall use the proceeds of any Loan made pursuant to this Section 2.2(a) for the purpose of timely making any such payments in accordance with FCC Rules.
          b. Subject to the terms and conditions set forth in this Credit Agreement, after the Borrower is designated by the FCC by a Public Notice as the high bidder on any license or licenses offered for sale in Auction No.58, the Borrower or any Holding Subsidiary may from time to time, but no more than once each quarter, borrow any undrawn portion of the Loan Commitment Amount under this Credit Agreement during the Commitment Period by giving notice to the Lender specifying the amount to be borrowed and the purpose therefore. Any Loan made pursuant to this Section 2.2(b) may be used only for (i) the Build-Out and operation of the Royal Street System, or (ii) for any expenses related thereto, as contemplated by the LLC Agreement and the Services Agreement. Lender shall advance to Borrower or Holding Subsidiary, as the case may be, (i) up to Twenty-Five Million Dollars ($25,000,000) once each quarter until the designation of Borrower as the Successful Bidder on the Licenses; and, (ii) after the Licenses are granted to Borrower by the FCC, the amount of any Loan requested by Borrower or Holding Subsidiary up to the amount budgeted in Borrower’s Annual Budget for the succeeding three (3) month period in immediately available funds within five (5) Business Days following the date of such written request, provided that Borrower or Holding Subsidiary, as the case may be, shall have delivered to Lender evidence reasonably satisfactory to Lender that the proceeds of such Loan will be applied in accordance with the LLC Agreement. No Loan shall be made to Borrower or Holding Subsidiary if the making of such Loan would cause the aggregate principal amount outstanding hereunder to exceed the Loan Commitment Amount or violate the Lender Credit Facility. Each Loan made hereunder, including each Loan made pursuant to Sections 2.2(a) and 2.2(b) hereof, shall be deemed to be part of, borrowed and drawn under, and subject to the terms of, the Note.

          c. The Lender’s obligation to make Loans to Borrower shall terminate upon the earliest to occur of (i) expiration of the Commitment Period, (ii) the date on which neither MetroPCS nor any of its Affiliates is a Member of Borrower, (ii) the sale of all or substantially all of Borrower’s assets or (iv) the Mandatory Prepayment Date.
          d. The Borrower may at any time and from time to time prepay the Loans, in whole or in part but limited to increments of no less than $25,000 per prepayment, without premium or penalty, upon at least three (3) Business Days’ advance notice to Lender, specifying the date and amount of prepayment. If any such notice is given, the amount specified in such notice, together with accrued interest to the date of such prepayment on the amount prepaid, shall be due and payable on the date specified therein. Amounts prepaid or repaid may not be reborrowed. Partial or total prepayments of the Loans shall be credited first to any charges or other amounts due to Lender under the terms of this Credit Agreement, then to accrued interest due and payable on the Loans, then to the principal balance outstanding.
          e. Within three (3) Business Days after the Mandatory Prepayment Date, Borrower shall prepay to Lender the entire principal amount of the Loans. Borrower shall have no obligation to pay any unpaid accrued interest on the Mandatory Prepayment Date.
          f. Within three (3) Business Days after the Refund Date, Borrower shall prepay to Lender the entire amount of any Refund, up to the aggregate principal amount of all Loans previously made to Borrower hereunder.
          g. In the event that Borrower receives a Refund from the FCC with respect to the Auction, Borrower shall, within three (3) Business Days of receipt of such Refund, make a prepayment under this Credit Agreement in an amount equal the principal amount of the Loans outstanding under this Credit Agreement as of such date less the aggregate amount of payments already made and still owed to the FCC with respect the Licenses for which Borrower was a Successful Bidder.
     2.3 Interest Rates and Payments.
          a. Interest shall accrue on the aggregate principal balance from time to time outstanding hereunder at a rate equal to 11% per annum, compounded quarterly commencing on the last day of the first calendar quarter following the Effective Date. Interest shall be computed on the basis of a year with three hundred sixty (360) days, and the actual number of days elapsed.
          b. All payments by the Borrower hereunder and under the Loan Documents shall be made to the Lender, at its address as set forth in Section 7.10 in immediately available funds on the date on which such payment shall be due.
          c. Until the Loan Repayment Commencement Date, all interest accrued on the aggregate outstanding principal balance of the Loans shall be added to and become a part of the outstanding principal amount of the Loans on and as of the last day of each calendar quarter.
          d. Commencing on the Loan Repayment Commencement Date, Borrower shall make equal monthly consecutive payments to Lender in an amount sufficient to fully amortize the outstanding principal balance of the Loans, all interest accrued thereon, and all other amounts then due and owing under this Credit Agreement, the Note or any of the other Loan Documents from such date until the Maturity Date.
             e. As long as any payment due under this Credit Agreement, the Note, or any of the other Loan Documents remains past due (whether at the stated maturity, by acceleration or otherwise) for five (5) days or more, such overdue amount shall accrue interest from the earlier of the due date of such payment due at a rate equal to eighteen percent (18%) per annum, in each case from the date of such non-payment until such overdue amount is paid in full (whether after or before judgment).
     2.4 Conditions Precedent to Lender’s Obligation to Make Any Loan.
             a. Lender shall not be required to make any Loan to Borrower under this Credit Agreement unless as of the applicable Closing Date, each of the following conditions has been satisfied to Lender’s satisfaction:
(i)	Borrower shall have executed and delivered to Lender the Note, the Security Agreement and the Pledge Agreement;

(ii)	Borrower shall have executed and delivered such Financing Statements and other instruments required by the Lender to create, perfect and/or maintain the security interests created pursuant to the Pledge Agreement and the Security Agreement;

(iii)	Lender shall have a perfected first priority security interest in all of the membership interests in Borrower’s Holding Subsidiaries;

(iv)	Lender shall have received evidence satisfactory to it that the Financing Statements and other instruments delivered to the Lender have been filed in all appropriate filing offices and that such filed Financing Statements perfect first priority security interests, subject to any Permitted Lien, in favor of the Lender in the property described therein;

(v)	Lender shall have received customary reports of searches of filings made with government agencies showing that there are no liens on the assets of the Borrower other than the Permitted Liens;

(vi)	Lender shall have received from Borrower’s counsel (which counsel shall be reasonably acceptable to Lender) such legal opinions as to such customary matters (including without limitation, enforceability, due authorization, execution and delivery, but not as to FCC regulatory matters) as Lender shall reasonably request;

(vii)	Borrower shall have delivered to Lender an officer’s certificate signed by an officer of Borrower certifying that as of such Closing Date:
(A)	The representations and warranties of Borrower contained in Section 4 are true and correct in all material respects at and as of the Closing Date as though then made;

(B)	Borrower is in full compliance with the covenants set forth in Section 5;

(C)	Borrower has taken all action necessary to authorize it to incur the Loan, such Loan is permitted under the terms of the LLC Agreement, and such Loan does not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, the LLC Agreement or any other agreement to which Borrower is a party or to which any assets of Borrower may be bound;

(D)	No Event of Default (or other event which if not timely cured or corrected would, with the passage of time, become an Event of Default) shall have occurred or be continuing;

(E)	No Litigation is pending against Borrower which would reasonably be expected to result in any Borrower Material Adverse Effect; and

(F)	All consents required to be received in connection with the Loan from any Governmental Entity or other Person shall have been received.
(viii)	Borrower shall have delivered to Lender a written certification of the uses to which the borrowed funds will be put, which uses shall be in accordance with (A) this Credit Agreement; and, (B) after the grant of the Licenses by the FCC to Borrower, the Annual Budget, the Construction Plan, and Annual Business Plan as approved by the Royal Street Management Committee pursuant to the Services Agreement; and

(ix)	such other documents relating to the Loan as Lender may reasonably request.
     2.5    Security Agreement; Leasehold Mortgages.
              a. The Loans and all amounts outstanding from time to time under the Loan Documents shall be secured by:
(i)	A first priority security interest (subject to the Permitted Liens) in all tangible and intangible property and assets of Borrower, including, but not limited to, chattel paper, general intangibles, instruments, documents and all other rights relating to or arising out of such accounts, and all inventory, equipment and fixtures wherever located, now owned or acquired in the future by the Borrower, all Licenses (but solely only to the extent if any permitted by Applicable Law), and all proceeds and products of such property. The Lender’s security interest in the foregoing shall be created by and subject to the provisions of the Security Agreement.

(ii)	A first priority security interest in the membership interests in each Holding Subsidiary of Borrower. The Lender’s security interest in the foregoing shall be created by and subject to the provisions of the Pledge Agreement.

(iii)	A first priority lien on all real property interests of Borrower, including without limitation all Leases, including capital leases, and all real property owned by Borrower in fee simple. The Lender’s liens in the foregoing shall be created by and subject to the provisions of one or more Leasehold Mortgages, substantially in the form of Exhibit D, entered with respect to each Lease, parcel of real property or other real property interest.
(iv)	A first priority lien on all proceeds of all Licenses (whether from the sale or other disposition thereof or otherwise) held by any Holding Subsidiary and, solely to the extent if any permitted by Applicable Law, all such Licenses. The Lender’s security interest in the foregoing shall be created by and subject to the provisions of the Security Agreement, and where applicable, the Subsidiary Security Agreement.
     Section 3: Representations and Warranties of Lender
     Lender hereby represents and warrants to Borrower as follows:
     3.1 Organization and Standing.
     Lender is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to execute and deliver this Credit Agreement and to perform its obligations hereunder.
     3.2 Authorization by Lender.
          a. This Credit Agreement has been duly and validly executed and delivered by Lender and constitutes the legal, valid and binding obligation of Lender enforceable against Lender in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or (ii) general principles of equity.
          b. Neither the execution, delivery or performance of this Credit Agreement by Lender nor the consummation by Lender of the transactions contemplated herein will, with or without the giving of notice or the lapse of time, or both, (i) violate any Applicable Laws to which Lender is subject, (ii) conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, the articles of incorporation or bylaws of Lender or any material agreement or commitment to which Lender is a party or by which Lender or any of Lender’s assets, may be bound or affected, or (iii) except with respect to the exercise of certain of Lender’s remedies under the Loan Documents, require Lender to obtain any authorization, consent, approval or waiver from, or to make any filing with, any Governmental Entity or non-governmental third party other than those that have been made as of the Effective Date.
     3.3 Litigation.
     There is no Litigation pending against Lender, or, to the knowledge of Lender, a basis for Litigation or threatened Litigation against Lender which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby.

Section 4: Representations and Warranties of Borrower
     Borrower hereby represents and warrants to Lender as follows:
     4.1 Organization and Standing of Borrower.
     Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to own its properties, and conduct its business as now being conducted, and is duly qualified to do business as a foreign limited liability company in good standing in each jurisdiction where the ownership of its properties or the conduct of its business makes such qualification necessary, except in those jurisdictions where failure so to qualify will not permanently impair title to a material amount of its properties, permits or licenses or its rights to enforce in all material respects contracts against others or expose it to substantial liabilities in such jurisdictions.
     4.2 Authorization by Borrower; Consents.
          a. Borrower has all requisite power and authority to execute, deliver and perform its obligations under this Credit Agreement, the Note and all other Loan Documents to which it is a party. Borrower has taken all action necessary to authorize this Credit Agreement, the Note and all other Loan Documents to which it is a party, and all such documents have been duly authorized, executed and delivered by Borrower and are legal, valid and binding obligations of Borrower enforceable in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or (ii) general principles of equity.
          b. Neither the execution, delivery and performance of this Credit Agreement, the Note or the other Loan Documents by Borrower nor the consummation by Borrower of the transactions contemplated herein or therein will, with or without the giving of notice or the lapse of time, or both, (i) violate any Applicable Laws to which Borrower is subject, (ii) conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, the LLC Agreement, any license or permit of Borrower or any material contract to which Borrower is a party or by which Borrower may be bound or affected, or (iii) except with respect to the exercise of certain of Lender’s remedies under the Loan Documents, require Borrower to obtain any authorization, consent, approval or waiver from, or to make any filing with, any Governmental Entity or non-governmental third party.
     4.3 Litigation.
     There is no Litigation pending against Borrower, or, to the knowledge of Borrower, a basis for Litigation or threatened Litigation against Borrower which (a) seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby or (b) has or could have a Material Adverse Effect on the Borrower.

     4.4 Compliance with Applicable Laws.
     Borrower has complied and presently is in compliance with all Applicable Laws except to the extent that failure to comply with the same does not or will not have a Material Adverse Effect on the Borrower.
     4.5 Subsidiaries.
     Except for any Holding Subsidiaries of Borrower, Borrower has no Subsidiaries.
     4.6 Absence of Defaults.
     Neither the Borrower nor any Subsidiary of Borrower is in material default under or in material violation in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any provision of its constitutive documents or contained in any other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, and neither Borrower nor any Subsidiary of Borrower is in material violation of any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties.
     4.7 Indebtedness.
     As of the Effective Date, Borrower has no indebtedness outstanding except the indebtedness permitted pursuant to the terms of this Credit Agreement, and obligations under the Loan Documents; none of such indebtedness is in default.
     4.8 Accuracy and Completeness of Information.
     No representation or warranty of the Borrower contained in this Credit Agreement or the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not materially misleading. There is no fact known to the Borrower which materially adversely affects its business, operations, property, assets or condition (financial or otherwise) which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lender for use in connection with the transactions contemplated hereby.
Section 5: Covenants of Borrower
     Borrower hereby covenants and agrees with Lender as follows:
     5.1 Use of Proceeds.
     Borrower shall use 100% of the Loan proceeds solely for the following purposes: (i) to make payments for the Licenses in accordance with the Auction; and, (ii) to finance the Build-Out and operation of the Royal Street System and for any expenses related thereto as contemplated by the LLC Agreement and the Services Agreement.

     5.2 Compliance with Agreements; Borrower Status.
     The Borrower shall at all times observe and perform all of the covenants, conditions and obligations required to be performed by it under the Services Agreement.
     5.3 Payment.
     Borrower shall promptly pay to Lender with interest the obligations due or to become due at the times and places and in the amount and manner specified in this Credit Agreement, the Note and the other Loan Documents.
     5.4 Subsidiaries.
          a. As soon as practicable after the date on which the Licenses are granted to Borrower, or prior to the date on which the Licenses are granted to Borrower if Borrower can amend its pending FCC application to substitute an affiliated company as the applicant without causing material delay in the processing of the Auction No. 58 long form application, Borrower shall form one or more Holding Subsidiaries. Borrower shall contribute one or more of such Licenses to each of the Holding Subsidiaries, as contemplated by Section 2.5(d) of the LLC Agreement. Lender shall require each Holding Subsidiary to become a party to this Agreement and to be jointly and severally liable for all obligations of Borrower hereunder by executing a copy of the form of counterpart signature page substantially in the form of Exhibit C attached hereto and made a part thereof.
     5.5 Existence.
          a. The Borrower shall maintain (a) its limited liability company existence under the laws of the jurisdiction of its formation and (b) its good standing and its right to carry on its business and operations in the jurisdiction of its formation or incorporation and in each other jurisdiction in which the character of the properties owned or leased by it or the business conducted by it makes such qualification necessary and the failure to be in good standing would permanently preclude the Borrower from enforcing its rights with respect to any material assets or expose the Borrower to any material liability.
          b. The Borrower shall cause each of the Holding Subsidiaries to maintain (a) its existence under the laws of the State of Delaware and (b) its good standing and its right to carry on its business and operations in the State of Delaware and in each other jurisdiction in which the character of the properties owned or leased by such Holding Subsidiaries makes such qualification necessary.
     5.6 Compliance with Laws, Taxes, Etc.
     The Borrower shall, and shall cause its Subsidiaries to, comply in all material respects with all Applicable Laws, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith by appropriate proceedings and for which any reserves required by GAAP have been established. In the event the Borrower fails, or fails to cause any of its Subsidiaries, to satisfy its obligations under this Section 5.6, as to taxes, assessments and governmental charges, the Lender may, but is not obligated to, satisfy such obligations in whole or in part and any payments made and expenses incurred in doing so shall constitute principal indebtedness hereunder governed by the terms of the Note and shall be paid or reimbursed by the Borrower upon demand by Lender.
     5.7 Books and Records.
     The Borrower shall at all times keep proper books and records of accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP consistently applied.
     5.8 Assets and Insurance.
     The Borrower shall maintain in full force and effect (a) a usual and customary errors and omissions insurance policy, (b) such other insurance coverage, on all properties of a character usually insured by organizations engaged in the same or similar business against loss or damage of a kind customarily insured against by such organizations, (c) adequate public liability insurance against tort claims which may be asserted against the Borrower and (d) such other insurance coverage for other hazards as Lender may from time to time reasonably require to protect its rights and benefits under this Credit Agreement and the other Loan Documents. All commercial general liability and property damage insurance policies and any other insurance policies required to be carried hereunder shall (i) be issued by insurance companies with a then-current Alfred M. Best Company, Inc. (or if no longer in existence, a comparable rating service) general policy holder’s rating of “A” or better and financial size category of Class XII or higher and otherwise reasonably satisfactory to Lender; (ii) designate Lender as additional insured; (iii) be written as primary policy coverage and not contributing with or in excess of any coverage which Lender may carry; (iv) provide for thirty (30) days prior written notice to Lender of any cancellation or nonrenewal of such policy; and (v) contain contractual liability coverage insuring performance by Borrower of the indemnity provisions of the Loan Documents. Borrower shall promptly deliver to Lender upon receipt and from time to time upon Lender’s request either a copy of each such policies of insurance or certificates evidencing the coverages required hereunder.
     5.9 Financial Statements and Other Reports.
     The Borrower shall maintain a system of accounting (as to its own operations and financial condition) established and administered in accordance with sound business practices such as to permit the preparation of financial statements in accordance with GAAP and furnish or cause to be furnished to the Lender:
          a. Annual Statements. Commencing in 2005, as soon as practicable following the end of each fiscal year, but in any event within ninety (90) days after the end of each fiscal year, Borrower shall cause to be prepared and delivered to Lender the audited statement of income and statement of cash flows for such fiscal year, audited balance sheet as of the end of such fiscal year, and accompanying notes to financial statements, on a consolidated basis, prepared in accordance with GAAP.

     b. Quarterly Statements. As soon as practicable following the end of each of the first three fiscal quarters of each fiscal year, but in any event within forty-five (45) days after the end of such quarter, Borrower shall cause to be prepared and delivered to Lender, an unaudited statement of income and statement of cash flows for such quarter and an unaudited balance sheet as of the end of such quarter on a consolidated basis, prepared in accordance with GAAP.
     c. Monthly Statements. As soon as possible following the end of each calendar month in each fiscal year, but in any event within thirty (30) days after the end of such month, (i) Borrower shall cause to be prepared and delivered to Lender, an unaudited statement of income and statement of cash flows for such month and an unaudited balance sheet as of the end of such month on a consolidated basis, prepared in accordance with GAAP, and (ii) Borrower shall provide Lender with a monthly report of significant operating and financial statistics including, to the extent applicable, number of subscribers, subscriber churn statistics, minutes of use, average revenues per subscriber, acquisition costs and capital expenditure efficiency statistics and such additional statistics and information as may be approved for internal use by the Borrower.
     d. Within five (5) Business Days after their occurrence, notice of each of the following events:
(i)	the commencement of any Litigation against the Borrower or any material development in any Litigation pending or threatened against the Borrower.

(ii)	any Event of Default or other breach by Borrower of any covenant or agreement of Borrower in this Credit Agreement or any of the other Loan Documents.

(iii)	notice of any event that could have a Material Adverse Effect on the Borrower.
     5.10 Indebtedness.
     The Borrower shall not, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to any indebtedness, except:
          a. the indebtedness created under this Credit Agreement;
          b. indebtedness (i) that is subordinate in right of payment to all indebtedness evidenced by the Note, (ii) the incurrence of which would not have a Material Adverse Effect on the Borrower and (iii) the lender of which enters into an intercreditor agreement with Lender in form and substance satisfactory to Lender;
          c. purchase money financing of telecommunications equipment if the terms of such financing are more favorable to Borrower than the terms of the Loans or if Lender or its Affiliates are in breach under this Credit Agreement or the Equipment and Facilities Lease Agreement;
          d. current obligations incurred in the ordinary course of business and not overdue (unless the same are being contested in good faith and by appropriate proceedings and adequate reserves are maintained therefor in accordance with GAAP), not to exceed in the aggregate an amount to be determined by Lender in its reasonable discretion within one (1) year after the Amendment Effective Date;
          e. renewals, extensions, replacements, refinancings or refundings of any of the foregoing.
     5.11 Investments.
     The Borrower shall not, directly or indirectly, make or own any investment in any Person, except: investments in (i) Holding Subsidiaries of Borrower, (ii) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (iii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., (iv) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (v) time deposits maturing within one (1) year from the date of creation thereof with, including certificates of deposit issued by, any office located in the United States of any bank or trust company that is organized under the laws of the United States or any state thereof and whose certificates of deposit are rated P-l or better by Moody’s or A-l or better by S&P.
     5.12 Leasehold Mortgages.
          a. Borrower shall enter into, execute and deliver to Lender a Leasehold Mortgage, substantially in the form of Exhibit D, securing the repayment by Borrower of the Note in each case in which Borrower enters into a Lease. In the event that Borrower acquires any rights in real property other than pursuant to a Lease, then Borrower shall promptly notify Lender of such acquisition and shall promptly execute and deliver such mortgages, documents and other instruments as are reasonably requested by Lender to ensure that Lender has a first priority lien on such real property rights.
          b. Borrower shall use commercially reasonable efforts to cause each Lease to expressly permit the granting of a Leasehold Mortgage with respect to such Lease by the Borrower, as applicable to the Lender, and the exercise of the remedies thereunder by the Lender.
          c. At Lender’s election, Borrower shall use commercially reasonable efforts to obtain a Waiver and Consent, in the form attached hereto as Exhibit E, from the lessor of any real property leased to Borrower as to which lease Borrower is obligated under Section 5.12(a) to execute a Leasehold Mortgage.

     5.13 Negative Covenants.
     Borrower shall not take any of the actions set forth in this Section 5.13 without the prior written approval of Lender, which approval may be withheld in Lender’s sole and absolute discretion.
          a. Sell, lease, convey, transfer or otherwise dispose of its property or assets now owned or hereafter acquired except in the ordinary course of business substantially consistent with industry practice, except for transfers of Licenses to the Holding Subsidiaries.
          b. Conduct, transact or otherwise engage in, or commit to transact, conduct or otherwise engage in, any business or operations other than the acquisition of the Licenses, the Build-Out and the operation of the Royal Street System, or any portion thereof, and the exercise of rights, the performance of obligations and the conduct of other activities arising out of or in connection with or directly related to the foregoing.
          c. Enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or substantially all of its business or property, whether now owned or hereafter acquired, or, except as expressly permitted under the terms of this Credit Agreement, acquire by purchase or otherwise all or substantially all the business or property of, or stock or other evidence of beneficial ownership of, any Person, or acquire, purchase, redeem or retire any shares of its capital stock now or hereafter outstanding for value.
          d. Create or permit to exist at any time, any mortgage, lien, security interest, pledge, charge or other encumbrance against any of its property or assets now owned or hereafter acquired, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof except for the Permitted Liens, and shall, at its sole cost and expense, promptly take all such action as may be necessary duly to discharge, or cause to be discharged all such mortgages, liens, security interests, pledges, charges or other encumbrances.
          e. Become liable, directly or indirectly, contingently or otherwise, for any obligation of any other Person by endorsement, guaranty, surety or otherwise.
          f. Enter into any agreement containing any provision that would be violated or breached by any borrowing hereunder or by the performance of its obligations hereunder or under any document executed pursuant hereto.
          g. Own, lease, manage or otherwise operate any properties or assets other than in connection with the Build-Out and operation of the Royal Street System, or incur, create, assume or suffer to exist any indebtedness or other consensual liabilities or financial obligations other than as may be incurred, created or assumed or as may exist in connection with the Build-Out and operation of the Royal Street System (including without limitation the Loans and other obligations incurred by the Borrower hereunder). Notwithstanding the foregoing, the Borrower may invest excess funds in investments permitted under Section 5.11.

          h. Make any distributions under Section 10.2(a) of the LLC Agreement until Borrower has first paid any accrued interest, if any, and principal borrowed under this Credit Agreement.
     5.14 Further Assurances.
     At any time and from time to time, upon the written request of the Lender, and at the expense of the Borrower, the Borrower shall promptly and duly execute and deliver such further instruments and documents and take such further action as the Lender may reasonably determine in its sole discretion to be necessary or advisable to further carry out and consummate the transactions contemplated by the Loan Documents and to perfect or protect the full benefits of this Credit Agreement and the other Loan Documents.
     5.15 Independence of Covenants.
     All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or condition exists.
Section 6: Events of Default and their Effect
     6.1 Events of Default.
     Each of the following shall constitute an Event of Default under this Credit Agreement and the Note (each, an “Event of Default”):
          a. Failure to Pay. Borrower fails to pay when due any principal payment, interest or other payment required under the terms of the Note that is not cured within five (5) days after the date on which such payment is due and payable; or
          b. Breaches of Other Covenants. Borrower fails to observe or perform any covenant, obligation, condition or agreement contained in this Credit Agreement or any covenant, obligation, condition or agreement under any of the other Loan Documents and such failure shall continue for ten (10) days after notice thereof from Lender or Borrower shall fail to transfer the Licenses to Holding Subsidiaries as required in Section 5.4 hereof; or
          c. Bankruptcy or Insolvency Proceedings. Borrower (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) is unable, or admits in writing its inability to pay its debts generally as they mature, (iii) makes a general assignment for the benefit of its or any of its creditors, (iv) is dissolved or liquidated in full or in part, (v) is adjudicated as a bankrupt or insolvent (as such terms may be defined or interpreted under any applicable statute), (vi) commences a voluntary case or other proceeding, or an involuntary petition is filed and not dismissed within sixty (60) days of filing, seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consents to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) takes any action for the purpose of effecting any of the foregoing; or
          d. Representations and Warranties. Any representation or warranty made by Borrower herein or in any other Loan Document is breached and not cured prior to the expiration of any applicable cure period or is false or misleading in any material respect; or
          e. Change in Control. The occurrence of any Borrower Change in Control Event; or
          f. Material Adverse Effect. The occurrence of any event having a Material Adverse Effect on the Borrower; or
          g. Breach of Certain Covenants. The breach by C9 Wireless, LLC (or its successors or assigns) of the terms of Section 4.1(b) of the LLC Agreement; or
          h. Termination of LLC Agreement. The LLC Agreement is terminated in accordance with its terms.
     6.2 Remedies Upon Event of Default.
          a. If any Event of Default shall occur, then the Lender may do any or all of the following: (i) terminate the commitment of the Lender to make Loans to the Borrower under this Credit Agreement, (ii) declare all obligations of the Borrower hereunder and under the Note to be immediately due and payable, whereupon the obligations of the Borrower hereunder and under the Note shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or in any other Loan Document to the contrary notwithstanding, and (iii) enforce its rights under any one or more of the Loan Documents in accordance with Applicable Law.
          b. If an Event of Default described in Section 6.1 (c) above shall occur, then each of the following shall automatically occur without any further action by Lender: (i) the commitment of the Lender to make Loans to the Borrower under this Credit Agreement shall immediately terminate, and (ii) all obligations of the Borrower hereunder and under the Note shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or in any other Loan Document to the contrary notwithstanding.
          c. Upon the occurrence of any Event of Default and at any time thereafter so long as any Event of Default shall be continuing, the Lender may proceed to protect and enforce this Credit Agreement, the Note and the other Loan Documents by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted, or for foreclosure hereunder, or for the appointment of a receiver or receivers for the collateral subject to the applicable Security Agreements and Pledge Agreements or for the recovery of judgment for the indebtedness secured thereby or for the enforcement of any other proper, legal or equitable remedy available under Applicable Law.

          d. The Borrower shall pay to the Lender forthwith upon demand any and all expenses, costs and other amounts due hereunder or under the other Loan Documents before, after or during the exercise of any of the foregoing remedies, including without limitation all reasonable legal fees and other reasonable costs and expenses incurred by the Lender by reason of the occurrence of any Event of Default, the enforcement of this Credit Agreement and the other Loan Documents and/or the preservation of the Lender’s rights hereunder and under the other Loan Documents.
Section 7: Miscellaneous
     7.1 Entire Agreement; Amendment.
     This Credit Agreement (including the attached Exhibits) constitutes the sole understanding of the parties with respect to the subject matter hereof, and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. No amendment, modification or alteration of the terms or provisions of this Credit Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.
     7.2 Successors and Assigns.
     This Credit Agreement may not be assigned by Borrower without the consent of the Lender. Lender may assign any or all of the Loan Documents to (i) an Affiliate of Lender, or (ii) Bear, Stearns & Co. Inc. or any Affiliate thereof, without the consent of Borrower, provided that such assignee of Lender agrees to be bound by all of the terms hereof. No such permitted assignment shall relieve any party hereto of any liability for a breach of this Credit Agreement by such party or its assignee. Notwithstanding the foregoing, Borrower may assign its rights and obligations under this Credit Agreement to any Holding Subsidiary. This Credit Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs or successors in interest.
     7.3 Rights and Remedies.
     Unless otherwise provided herein, the rights and remedies of the Lender hereunder and under the other Loan Documents shall not be mutually exclusive, and the exercise of one or more remedies by the Lender pursuant to this Credit Agreement, the other Loan Documents or Applicable Law shall not preclude the exercise by the Lender of any other remedy.
     7.4 Indemnity; Reimbursement of Lender.
          a. The Borrower agrees to indemnify, defend and hold the Lender harmless from and against any and all claims, demands, losses, judgments and liabilities (including but not limited to, liabilities for penalties) of any nature (“Claims”), and to reimburse the Lender for all reasonable costs and expenses, including but not limited to attorneys’ fees and expenses, arising from the Loan Documents or the exercise of any right or remedy granted to the Lender hereunder other than Claims arising from Lender’s gross negligence, willful misconduct or fraud. In no event shall the Lender be liable for any matter or thing in connection with the Loan Documents other than to account for moneys actually received by the Lender in accordance with the terms hereof.

          b. All indemnities contained in this Section 7.4 and elsewhere in this Credit Agreement shall survive the expiration or earlier termination of this Credit Agreement.
     7.5 Highest Lawful Rate.
     Anything herein to the contrary notwithstanding, the obligations of the Borrower on the Note shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent that contracting for or receipt thereof would be contrary to provisions of any law applicable to the Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by the Lender.
     7.6 Counterparts.
     This Credit Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.
     7.7 Modification and Waiver.
     The parties by mutual written agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein of the other Party or in any document delivered pursuant hereto by the other Party, or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall only be valid if set forth in an instrument in writing signed on behalf of such party. No waiver by Lender in any one case shall require the Lender to give any subsequent waiver.
     7.8 Payments on Business Days.
     Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.
     7.9 Expenses.
     Except as specifically provided herein, each Party hereto shall pay all costs and expenses incurred by it or on its behalf in connection with this Credit Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its own consultants, accountants and counsel. Notwithstanding the foregoing, the Borrower shall pay, immediately when due, all present and future stamp and other like duties and applicable taxes, if any, to which this Credit Agreement may be subject or give rise.
     7.10 Notices.
     All notices and other communications given to or made upon any party hereto in connection with this Credit Agreement shall, except as otherwise expressly herein provided, be in writing and mailed via certified mail, sent by Federal Express or other similar express delivery service for next day delivery or faxed (with a confirming copy sent by such express delivery service for next day delivery) to the respective parties, as follows:

If to Lender:	MetroPCS Wireless, Inc.
8144 Walnut Hill Lane
Suite 800
Dallas, TX 75231
Attention: Vice President, General Counsel and Secretary
Facsimile: 972-860-2682

With copies (which shall not constitute notice) to:	Paul Hastings, Janofsky & Walker, LLP
875 15th Street, N.W.
Twelfth Floor
Washington, DC 20005
Attention: Carl W. Northrop
Facsimile: 202-551-1725

Bear Stearns Corporate Lending Inc.
383 Madison Avenue, 8th Floor
New York, New York 10179
Attention: Kevin Cullen
Facsimile: 212-272-9184

If to Borrower:	Royal Street Communications, LLC
PO Box 2365
Southampton, NY 11969
Attention: Robert Gerard
Facsimile: 631-283-9153

With a copy (which shall not constitute notice) to:	Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Paul N. Roth, Michael R. Littenberg
Facsimile: 212-593-5955
or in accordance with any subsequent written direction delivered in accordance with this section from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by hand; in the case of certified mail, three (3) Business Days after the date sent; in the case of any fax, when received; or in the case of express delivery service, the day after delivery of the notice to such service with charges prepaid.
     7.11 Severability.
     In case any one or more of the provisions contained in this Credit Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court or other authority of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Credit Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Credit Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, it being the intent of the parties to maintain the benefit of the bargain for all parties.
     7.12 Governing Law.
     This Credit Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction.
     7.13 Venue; Waiver of Jury Trial.
          a. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURT OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS CREDIT AGREEMENT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS CREDIT AGREEMENT, OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE.
          b. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS CREDIT AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS

CREDIT AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS CREDIT AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.13.
     7.14 Lender’s Discretion.
     Unless this Credit Agreement shall otherwise expressly provide, Lender shall have the right to make any decision, grant or withhold any consent, and exercise any other right or remedy hereunder in its sole and absolute discretion.
     7.15 Capitalized Terms.
     Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the LLC Agreement.
     7.16 Headings.
     The descriptive headings in this Credit Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Credit Agreement.
     7.17 Amendment and Restatement.
     This Credit Agreement amends and restates in its entirety the Original Agreement and the Existing Credit Agreement, and from and after the Effective Date hereof, and subject to the terms hereof, the terms and provisions of the Original Agreement and the Existing Credit Agreement shall be superseded by the terms and provisions of this Credit Agreement. In addition to the premises set forth above, the Borrower hereby agrees that (i) the indebtedness, borrowings, advances and liabilities under the Original Agreement and the Existing Credit Agreement and the promissory notes executed and delivered in connection therewith, shall be deemed to be indebtedness and liabilities of the Borrower outstanding and governed by this Credit Agreement, and (ii) all liens, encumbrances and security interests securing the indebtedness and Obligations under the Original Agreement and the Existing Credit Agreement and related promissory notes executed and delivered in connection therewith shall continue in full force and effect to secure the indebtedness and obligations of Borrower under this Credit Agreement, the Note and the other Loan Documents.
[remainder of page intentionally blank; signature page follows]

SIGNATURE PAGE TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
     IN WITNESS WHER OF, the parties hereto have-signed this Credit Agreement, or have caused this Credit Agreement to be signed in their respective names by an officer, hereunto duly authorized, on the Amendment Effective Date.

METROPCS WIRELESS, INC.

a Delaware corporation

By:	/s/ Roger D. Linquist

Name:	Roger D. Linquist

Title:	President and CEO

ROYAL STREET COMMUNICATIONS, LLC,

a Delaware limited liability company

By:	/s/ Robert A. Gerard

Name:	ROBERT A. GERARD

Title:	CHIEF EXECUTIVE OFFICER

Exhibits to
Second Amended and Restated Credit Agreement
by and between
MetroPCS Wireless, Inc.
and
Royal Street Communications, LLC
EXHIBITS:
A.	FORM OF AMENDED AND RESTATED NOTE

B.	FORM OF AMENDED AND RESTATED SECURITY AGREEMENT

C.	COUNTERPART SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

D.	LEASEHOLD MORTGAGE

E.	WAIVER AND CONSENT

F.	FORM OF AMENDED AND RESTATED PLEDGE AGREEMENT

EXHIBIT A
FORM OF NOTE
AMENDED AND RESTATED PROMISSORY NOTE
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.
                    , 200___
     FOR VALUE RECEIVED, ROYAL STREET COMMUNICATIONS, LLC, a Delaware limited liability company (the “Borrower”), promises to pay to the order of METROPCS WIRELESS, INC. (the “Holder”) at its principal office at 8144 Walnut Hill Lane, Suite 800, Dallas, TX 75231, or at such other place as the Holder may from time to time designate in writing, or to its assigns, the principal sum equal to the Loans, or so much thereof as may be advanced from time to time and remain outstanding, together with interest on the unpaid principal balance, at the rate of 11% per annum, compounded quarterly commencing on the last day of the first calendar quarter following the Effective Date. Interest shall be computed on the basis of a year with three hundred sixty (360) days, and the actual number of days elapsed. This Note is issued pursuant to the Second Amended and Restated Credit Agreement dated as of even date herewith by and among Borrower, Holder and certain other persons that become parties thereto under the terms thereof as the same may be amended from time to time (“Credit Agreement”).
     1. Defined Terms. All capitalized terms not defined herein shall have the meanings given to them in the Credit Agreement.
     2. Payments. Payments of interest and principal shall be due and payable at such times and in such amounts as set forth in the Credit Agreement. All payments made hereunder shall be made in lawful tender of the United States in immediately available funds on the date on which such payment shall be due.
     3. Payment at Maturity. The entire outstanding principal balance of this Note, all interest accrued thereon, and all other amounts then due and owing under this Note and the Loan Documents shall be due and payable in full on the Maturity Date.
     4. Default. The following shall be Events of Default under this Note: (each, an “Event of Default”):

     a. The failure by Borrower to pay any amount when due under this Note, which failure shall remain uncured for a period of five (5) days after delivery of written notice of such failure; or
     b. The occurrence of an “Event of Default” as defined in the Credit Agreement.
     5. Rights of Holder Upon Default. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Holder may declare the entire principal sum of this Note, together with all unpaid accrued interest thereon, and all unpaid fees, charges, costs and expenses, if any, owed by Borrower to Holder hereunder or under any of the other Loan Documents, to be immediately due and payable. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both.
     6. Prepayment.
     a. Prepayment. Upon compliance with Section 6(b) below, the Borrower shall have the right, at any time and from time to time, to prepay this Note, without premium or penalty, either in whole or in part but limited to increments of no less than $25,000 per prepayment, by payment of the principal amount of this Note, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment. Partial or total prepayments of this Note shall first be credited to accrued interest due, then to the principal balance outstanding.
     b. Notice of Prepayment. The Borrower shall give notice to Holder of any prepayment of this Note pursuant to Section 6(a) at least three Business Days prior to the date fixed for such prepayment specifying (a) the date of prepayment, and (b) the principal amount to be prepaid on such date. Notice of prepayment having been so given, the principal amount of this Note to be prepaid as specified in the notice, together with accrued interest thereon shall become due and payable on the prepayment date specified in such notice.
     7. Security. Borrower’s obligations under this Note are secured by, among other things, an Amended and Restated Security Agreement (“Security Agreement”) of even date herewith by and between Borrower and Holder creating a lien and security interest on Borrower’s assets.
     8. Waivers and Rights of Holder. Except as may be otherwise expressly set forth in this Note, Borrower hereby (i) waives demand, presentment for payment, protest, notice of nonpayment, notice of protest, notice of dishonor, and any and all exemption rights which it holds at law or in equity with respect to the indebtedness evidenced by this Note, and (ii) agrees that enforcement by Holder of any security for the performance of the terms of this Note shall not constitute an election by it of remedies so as to preclude the exercise of any other remedy available to it.

     9. Default Rate. As long as any payment due under this Note remains past due (whether at the stated maturity, by acceleration or otherwise) for five (5) days or more, interest under this Note shall accrue on such overdue payment from the earlier of the due date of such payment at a rate (the “Default Rate”) equal to Eighteen Percent (18.00%) per annum, in each case from the date of such non-payment until such amount is paid in full (whether after or before judgment).
     10. Payment of Expenses. From and after the occurrence of an Event of Default, Borrower shall pay, on demand, all reasonable costs and expenses of collection of this Note (including, without limitation, reasonable attorneys’ fees), whether or not any suit or other legal proceedings shall be instituted.
     11. Rights Cumulative. All rights and remedies of Holder under this Note, under any security given to secure Borrower’s performance of the terms of this Note (including, without limitation, the Security Agreement) and under applicable law, are cumulative and not alternative. Failure of Holder at any time to exercise any such rights or remedies shall neither constitute a waiver of such rights or remedies nor bar the future exercise of any such rights or remedies.
     12. No Usury. In the event that any payment under this Note shall exceed the amount permitted by applicable law, such payment shall be reduced to the maximum amount permitted by law and the excess shall be applied in reduction of the principal amount of this Note. In the event that any such excess exceeds the principal amount, the amount of such excess over the principal amount shall be refunded to Borrower.
     13. Business Day. In the event that the date for performance of any obligation under this Note falls on other than a Business Day, then such obligation shall be performed on the next succeeding business day.
     14. Successors and Assigns. The rights and obligations of the Borrower and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and permitted transferees of the parties.
     15. Entire Agreement; Amendments;Waiver. This Note, together with the Credit Agreement, contains the entire agreement between Borrower and Holder relating to the subject matter hereof. No amendment, modification, termination, release, surrender or discharge of this Note shall be of any force or effect except by an agreement in writing signed by Borrower and Holder. No purported waiver of any of the provisions of this Note shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.
     16. Assignment by the Borrower. Except as expressly provided in the Credit Agreement, neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Borrower, without the prior written consent of the Holder.

     17. Severability. In case any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal and unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof.
     18. Notices. All notices required or permitted under this Note shall be in writing and shall be sufficient if given in the manner described in the Credit Agreement.
     19. No Setoff. Payments on this Note shall be made without setoff, counterclaim or deduction, and without further notice or demand to Borrower or any other party.
     20. Records. Records of all borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be maintained by the Lender, and such records shall, absent manifest error, be conclusive and binding.
     21. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of New York, without regard to the conflicts of law provisions of that or of any other state.
     22. Time of Essence. Time is of the essence in the performance of each and every term and provision of this Note.
     23. Amendment and Restatement. This Note amends and restates in their entirety (but does not cancel or extinguish the indebtedness and liability evidenced by, and shall not constitute a novation of) that certain Promissory Note dated December 22, 2004 executed by Borrower in favor of MetroPCS (as successor lender to Holdings) and that certain Promissory Note dated January 24, 2005 executed by Borrower in favor of MetroPCS (as successor lender to Holdings), in the original principal amount of the Loan Commitment Amount as defined in each of the Original Agreement and the Existing Credit Agreement.
[remainder of page intentionally blank; signature page follows]

SIGNATURE PAGE TO
AMENDED AND RESTATED PROMISSORY NOTE
     IN WITNESS WHEREOF, the Borrower has caused this Note to be issued as of the date first written above.

ROYAL STREET COMMUNICATIONS, LLC,

a Delaware limited liability Company

BY:	/s/ Robert A. Gerard

Name:	ROBERT A. GERARD
Title:	CHIEF EXECUTIVE OFFICER

EXHIBIT B
FORM OF AMENDED AND RESTATED SECURITY AGREEMENT
     THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”) executed on December 15, 2005 as of December 22, 2004, is made between ROYAL STREET COMMUNICATIONS, LLC, a Delaware limited liability company (“Grantor”), and METROPCS WIRELESS, INC., a Delaware corporation (“Lender”).
RECITALS
     A. Grantor and the Lender have entered into that certain Second Amended and Restated Credit Agreement executed on even date herewith (as the same may be amended from time to time “Credit Agreement”) pursuant to which Lender has agreed, subject to the terms and conditions therein, to make certain loans in an aggregate amount set forth in the Credit Agreement (the “Loans”) and Grantor has executed and delivered an amended and restated promissory note executed on even date herewith evidencing amounts advanced by the Lender under the Credit Agreement (the “Note”).
     B. In order to induce the Lender to enter into the Credit Agreement and to continue to make the Loans, and in consideration therefor, the Grantor has agreed to execute and deliver this Agreement to amend and restate that certain Security Agreement, dated as of December 22, 2004 (the “Original Security Agreement”), and that certain Security Agreement, dated as of January 24, 2005 (the “Existing Security Agreement”), each between the Grantor and the Lender (as successor lender to Holdings), pursuant to which the Grantor has granted to the Lender a perfected lien on and security interest in all of the Collateral (as defined in each of the Original Security Agreement and the Existing Security Agreement) to secure the Obligations (as defined in each of the Original Security Agreement and the Existing Security Agreement).
     C. It is a condition precedent to the making of any further Loans that the Grantor execute and deliver this Agreement to, among other things, amend and restate the Original Security Agreement and the Existing Security Agreement on the terms and conditions set forth herein.
     NOW THEREFORE, for and in consideration of the covenants and provisions set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend and restate the Original Security Agreement and the Existing Security Agreement and further agree as follows:
     1. Grant of Security Interest. As security for the Obligations, the Grantor hereby transfers, conveys, assigns, pledges and grants a continuing and unconditional security interest to the Lender, and its successors and assigns, in and to:
     a. all equipment (including all “Equipment” as defined in Section 9-102(a)(33) of the Uniform Commercial Code as in effect from time to time in the State of New York, such code, together with any other successor or applicable adoption of the

Uniform Commercial Code in any applicable jurisdiction, the “Code”), machinery, vehicles, fixtures, improvements, supplies, office furniture, fixed assets, all as now owned or hereafter acquired by the Grantor or in which the Grantor has or hereafter acquires any interest, and any items substituted therefor as replacements and any additions or accessions thereto;
     b. all goods (including all “Goods” as defined in Section 9-102(a)(44) of the Code) and all inventory (including all “Inventory” as defined in Section 9-102(a)(48) of the Code) of the Grantor, now owned or hereafter acquired by the Grantor or in which the Grantor has or hereafter acquires any interest, including but not limited to, raw materials, scrap inventory, work in process, products, packaging materials, finished goods, all documents of title, chattel paper and other instruments covering the same and all substitutions therefor and additions thereto (all of the property described in this clause (b) being hereinafter collectively referred to as “Inventory”);
     c. all present and future accounts in which the Grantor has or hereafter acquires any interest (including all “Accounts” as defined in Section 9-102(a)(2) of the Code), contract rights (including all rights to receive payments and other rights under all equipment and other leasing contracts) and rights to payment and rights or accounts receivable evidencing or representing indebtedness due or to become due the Grantor on account of goods sold or leased or services rendered, claims, instruments and other general intangibles (including tax refunds, royalties and all other rights to the payment of money of every nature and description), including but not limited to, any such right evidenced by chattel paper, and all liens, securities, guaranties, remedies, security interests and privileges pertaining thereto (all of the property described in this clause (c) being hereinafter collectively referred to as “Accounts”);
     d. all investment property now owned or hereafter acquired by the Grantor, including, without limitation, all securities (certificated and uncertificated), partnership, membership or other ownership interests or profits interest owned by Grantor in or with regard to any corporation, partnership, limited liability company or other legal entity, securities accounts, securities entitlements, commodity contracts and commodity accounts, including, without limitation, any shares, equity securities, partnership, membership or other ownership interests owned by Grantor (the “Securities”);
     e. all general intangibles now owned or hereafter acquired by the Grantor or in which the Grantor has or hereafter acquires any interest, (including all “General Intangibles” as defined in Section 9-102(a)(42) of the Code) including but not limited to, choses in action and causes of action and all licenses and permits (to the extent the collateral assignment of such licenses and permits is not prohibited by Applicable Law), registrations, franchises, corporate or other business records, systems, designs, software, goodwill, logos, indicia, business identifiers, inventions, processes, production methods, proprietary information, know-how, trade-secrets, customer and client lists (to the extent not prohibited by Applicable Law), and all trade-names, copyrights, patents, trademarks (including service marks) or patent or trademark applications and contract rights (including but not limited to all rights to receive payments and other rights under all equipment and other leasing contracts, instruments and documents owned or used by the Grantor, and any goodwill relating thereto);

     f. all other property owned by the Grantor or in which the Grantor has or hereafter acquires any interest, wherever located, and of whatever kind or nature, tangible or intangible, excluding, except to the extent set forth in clause j below, any Licenses now or hereafter issued by the FCC;
     g. all insurance policies of any kind maintained in effect by the Grantor, now existing or hereafter acquired, under which any of the property referred to in clauses (a) through (f) above is insured, including but not limited to, any proceeds payable to the Grantor pursuant to such policies;
     h. all monies, cash collateral, chattel paper, checks, notes, bills of exchange, documents of title, money orders, negotiable instruments, commercial paper, and other securities, instruments, documents, deposit accounts, deposits and credits from time to time whether or not in the possession of or under the control of the Lender;
     i. any consideration received when all or any part of the property referred to in clauses (a) through (h) above is sold, transferred, exchanged, leased, collected or otherwise disposed of, or any value received as a consequence of possession thereof, including but not limited to, all products, proceeds (including all “Proceeds” as defined in Section 9-102(a)(64) of the Code), cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or other documents, insurance proceeds or proceeds of other proceeds now or hereafter owned by the Grantor or in which the Grantor has an interest; and
     j. all “Proceeds” as defined in Section 9-102(a)(64) of the Code of all Licenses now or hereafter issued by the Federal Communications Commission or any successor thereto, and solely to the extent if any permitted by Applicable Law, all such licenses and permits.
     The property set forth in clauses (a) through (j) of the preceding sentence, together with property of a similar nature which the Grantor hereafter owns or in which the Grantor hereafter acquires any interest, is referred to herein as the “Collateral.”
     2. Representations and Warranties. The Grantor represents, warrants and agrees that:
     a. Grantor has and shall have good and marketable title to all the Collateral, wherever and whenever acquired, free and clear of any lien except as permitted by the Credit Agreement, and the Grantor has not filed, nor is there on record, a financing statement under the Code (or similar statement or instrument of registration under the law of any jurisdiction) covering any Collateral except as permitted by the Credit Agreement;
     b. Grantor has the requisite limited liability company power and authority and legal right to pledge the Collateral to Lender as provided herein;

     c. Grantor has paid when due all taxes, fees, assessments and other charges now or hereafter imposed upon the Collateral except for any tax, fee, assessment or other charge the validity of which is being contested in good faith by appropriate proceedings and which may not result in any material impairment of the lien of the Lender on such Collateral and, except for any tax, fee, assessment or other charges assessed subsequent to the Lender’s foreclosure on such Collateral pursuant to the Loan Documents;
     d. as a result of the execution and delivery of this Agreement and the filing of any financing statements or other documents necessary to assure, preserve and perfect the security interest created hereby, and except as permitted by the Credit Agreement, the Lender shall have a valid, perfected, enforceable lien on, and a continuing security interest in, the Collateral, enforceable and superior, subject to Permitted Liens, as such as against creditors and purchasers (other than purchasers of Inventory in the ordinary course of business) and as against any owner of real property where any of the equipment or Inventory is located and as against any purchaser of such real property and any present or future creditor obtaining a mortgage or other lien on such real property, and such lien shall be superior and prior to all other liens on the Collateral;
     e. the chief executive office of the Grantor is at PO Box 2365, Southampton, New York 11969, and the Grantor maintains its books of account and records only at such address; and
     f. none of the Collateral is held by a third party in any location as assignee, trustee, bailee, consignee or in any similar capacity.
All representations, warranties and agreements of the Grantor contained in this Agreement shall survive the execution, delivery and performance of this Agreement until the termination of this Agreement pursuant to Section 13 hereof.
     3. Covenants. The Grantor hereby covenants to and agrees with the Lender that so long as this Agreement shall remain in effect or any Obligations shall remain unpaid or unperformed:
     a. The Grantor shall promptly give written notice to the Lender of any levy or attachment, execution or other process against any of the Collateral;
     b. The Grantor at its sole cost and expense shall take any and all actions reasonably necessary or desirable to defend the Collateral against the claims and demands of all persons other than the Lender and holders of adverse liens permitted by the Credit Agreement and to defend the security interest of the Lender in the Collateral and the priority thereof against any adverse lien of any nature not permitted by the Credit Agreement;
     c. The Grantor shall keep all tangible Collateral properly insured in the manner and form required under the Credit Agreement and in good order and repair (normal wear and tear excepted) and promptly notify the Lender of any event causing any material loss, damage or depreciation in value of the Collateral and of the extent of such loss, damage or depreciation;

     d. The Grantor shall mark any Collateral that is chattel paper with a legend showing the Lender’s lien and security interest therein;
     e. The Grantor shall not (i) amend or terminate any contract or other document or instrument constituting part of the Collateral, except for transactions in the ordinary course of business substantially consistent with industry practice; or (ii) voluntarily or involuntarily exchange, lease, sell, transfer or otherwise dispose of any Collateral, except as otherwise permitted under the Credit Agreement;
     f. The Grantor at all times shall keep accurate and complete records of the Collateral and, upon the reasonable request of the Lender, shall furnish the Lender a schedule or schedules, in form and substance reasonably satisfactory to the Lender, describing such Collateral as the Lender may require;
     g. The Lender, or any of its agents, shall have the right to call at the Grantor’s place or places of business during normal business hours at intervals to be determined by the Lender and without hindrance or delay after notice to the Grantor, to inspect the Collateral and to inspect, audit, verify, check and make extracts from the books, records, journals, orders, receipts, correspondence and other data relating to the Collateral;
     h. If any of the Accounts or General Intangibles of the Grantor arise out of contracts with the United States or any department, agency or instrumentality thereof, the Grantor shall promptly notify the Lender in writing and execute any instruments and take any steps required by the Lender in order that all monies due and to become due under such contracts shall be assigned to the Lender and notice thereof given to the United States Government under the Federal Assignment of Claims Act;
     i. Without the prior written consent of the Lender or except as otherwise permitted by this Agreement or the Credit Agreement, the Grantor will not (1) pledge, assign or grant a security interest in any of the Collateral to anyone except the Lender, (2) permit any lien or encumbrance to attach to any of the Collateral, (3) permit any levy to be made on the Collateral or (4) permit any financing statement (except any financing statements executed by Grantor for the benefit of Lender as secured party) to be on file with respect to any Collateral; provided, however, that in the event that Lender or its Affiliates are in breach under the Credit Agreement or the Equipment and Facilities Lease Agreement, then Borrower shall be permitted to purchase equipment from a third party seller and to issue such third party seller a first priority purchase money security interest solely in the acquired equipment;
     j. The Grantor shall pay and discharge when due all taxes, levies and other charges on the Collateral, unless such tax, levy or other charge is being contested in good faith and with respect to which adequate reserves (as determined in accordance with generally accepted accounting principles) have been established and are being maintained and unless such tax, levy or other charge is assessed subsequent to the Lender’s foreclosure on such Collateral pursuant to the Loan Documents;

     k. If any Inventory or Equipment shall become in the possession or control of any third party, the Grantor shall notify such third party of the security interest created hereby and instruct such third party to hold such Inventory and Equipment for the Lender’s account and subject to the Lender’s instructions. If any Collateral is subject to a certificate of title at any time, the Grantor shall deliver such certificate of title to the Lender together with such documents as shall be necessary to cause the security interest of the Lender to be noted thereon;
     l. If at any time Grantor shall receive any shares of stock or stock certificates, or any other instruments evidencing Securities, Grantor shall promptly deliver any such instruments to Lender as additional security for the Obligations, all of which additional security shall constitute Collateral. With respect to any Collateral that is an “uncertificated security” for purposes of the Code (other than any “uncertificated securities” credited to a Securities Account under the control of the Lender), Grantor shall cause the issuer of such uncertificated security to either (i) register the Lender as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement, in form and substance satisfactory to the Lender pursuant to which such issuer agrees to comply with the Lender’s instructions with respect to such uncertificated security without further consent by such Grantor; or
     m. Upon the occurrence and during the continuation of an Event of Default, any dividends or other distributions received by Grantor on account of the Collateral shall be held in trust by Grantor for the benefit of the Lender, and Grantor shall immediately notify Lender in writing, and shall, if Lender so instructs, immediately pay over such dividends or other distributions to Lender as Collateral.
     4. Events of Default. Each of the following shall constitute an “Event of Default” hereunder:
     a. The occurrence of a default or an “Event of Default” under the Note or the Credit Agreement; or
     b. [Intentionally Removed].
     5. Remedies Upon Default. Upon the occurrence and during the continuation of an Event of Default, after any applicable cure period, and at any time thereafter, Lender may (but shall not be required to) take any or all of the following actions simultaneously or in any order which it may choose:
     a. The Lender may from time to time take whatever action at law or in equity may appear necessary or desirable in order to collect the monies payable hereunder or secured hereby or to enforce performance and observance of any obligation, agreement or covenant hereunder.
     b. The Lender may foreclose its security interest in any of the Collateral in any way permitted by law; and the Lender may thereupon, or at any time thereafter, in its sole discretion, without notice or demand (except such notice as may be specifically required by law) and with or without having the Collateral at the time or place of sale, sell or otherwise dispose of the Collateral, or any part thereof, at one or more public or private sales, at any time or place, at such price or prices and upon such terms, either for cash, credit or future delivery, as the Lender may elect. In the exercise of such remedy, the Lender may sell all of the Collateral as a unit even though the sales price thereof may be in excess of the amounts remaining unpaid on the Obligations. To the extent not prohibited by Applicable Law, the Lender is authorized at any sale or other disposition of the Collateral, if it deems it advisable so to do, to restrict (with respect to any Securities that are part of the Collateral) the prospective bidders or purchasers thereof to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or resale of any of the Collateral. At any such public sale the Lender may bid for and become the purchaser of all or any part of the Collateral, and such sale or sales may be held without demand of performance, notice of intention to sell, the time or place of sale or any other matter, except for such notice as may be specifically required by law; and the purchaser at any such sale or other disposition shall thereafter hold the Collateral sold absolutely free from any claim or right of the Grantor of whatsoever kind, including any right of redemption of the Grantor, all such rights being hereby expressly waived and released by the Grantor to the extent permitted by law.
     c. The Lender may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. The Grantor hereby assents to the passage of a decree for the sale of any of the Collateral by any court having jurisdiction. In any action hereunder, the Lender shall be entitled to the appointment of a receiver without notice, to peaceably take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, if an Event of Default shall occur and be continuing, the Lender shall be entitled to apply, without notice to the Grantor, any cash or cash items constituting Collateral in its possession to payment of the Obligations.
     d. Lender shall have the right, in its sole discretion, to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Lender to enforce its rights and remedies hereunder in order to manage, protect and preserve the Collateral and continue the operation of the business of Grantor and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including but not limited to the compensation of the receiver, until a sale or other disposition of such Collateral shall be finally made and consummated. Lender and Grantor acknowledge and agree that in connection with any exercise by the Lender of its rights hereunder to dispose of or operate under certain of the Collateral, it may be necessary to obtain the prior consent or approval of certain governmental authorities. Upon the exercise by Lender of any power, right, privilege or remedy pursuant to this Agreement which requires any consent or approval of any governmental authority, Grantor will execute and deliver, or will cause the execution and delivery of, all applications, certificates and other documents which may reasonably be required to obtain such approval or consent. Grantor shall cooperate in good faith with Lender and any purchaser of the Collateral in obtaining any such approvals or consents.

     e. The Grantor hereby authorizes and empowers the Lender to sell its interest in the Collateral in accordance with any Applicable Law. Such Collateral or any interest therein may be sold upon such terms and in as many lots as the person conducting the sale may, in his sole discretion, elect. No readvertisements of any sale shall be required if the sale is adjourned by announcement, at the time or place set therefor, of the date, time or place to which the same is to be adjourned.
     f. The Lender may, to the extent not prohibited by Applicable Law, exercise any and all rights of conversion, exchange or subscription and any other rights, privileges or options pertaining to any of the Collateral, as if the Lender were the absolute owner thereof, including (without limitation) the right to exchange, at its discretion, any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of any subsidiary of Grantor.
     g. The Lender may take possession of the Collateral pursuant hereto without legal process and without incurring liability to the Grantor therefor for the purpose of exercising its rights hereunder.
     h. The Lender may (1) notify all or any of the makers, account debtors or any person obligated to the Grantor for any amount with respect to an Account or General Intangible (collectively, the “obligors” and individually, an obligor”) that the Accounts and the General Intangibles have been assigned to the Lender and to request confirmation from any obligor of the amount shown by the Accounts or the General Intangibles to be payable or any other matter stated therein or relating thereto, and such notices may be given by the Lender in its own name or in the name of the Grantor; (2) demand, collect or compromise for any and all sums that are now or may hereafter become due or owing on any Account or General Intangible; (3) enforce payment of any Account or General Intangible either in its own name or in the name of the Grantor; and (4) endorse in the name of the Grantor, and to collect, any instruments tendered or received in payment of any Account or General Intangible. The Lender under no circumstances shall be under any duty to act in regard to any of the foregoing matters. The Grantor appoints the Lender, and any officer or employee of the Lender as the Lender from time to time may designate, as attorneys-in-fact for the Grantor, to sign and endorse in the name of the Grantor, to give notices in the name of the Grantor and to perform all other actions necessary or desirable in the reasonable discretion of the Lender to effect these provisions and carry out the intent hereof. This power, being coupled with an interest, is irrevocable so long as any Account or General Intangible assigned to the Lender remains unpaid and this Agreement has not been terminated in accordance with the terms hereof.
     i. At the option of the Lender, the Grantor agrees that, upon receipt of all checks, drafts, cash and other remittances in payment or on account of the Accounts or the General Intangibles (collectively, the “payments” and individually, a “payment”), the Grantor will deposit the same in a special bank account designated by Lender, over which the Lender has the exclusive right of withdrawal, and will designate with each such deposit the particular Account or General Intangible upon which the payment was made. The funds in such special account shall be held by the Lender as security for the Obligations. The payments shall be deposited in precisely the form received except for the endorsement of the Grantor where necessary to permit collection of such items, which endorsement the Grantor agrees to make, and which the Lender is authorized to make on the Grantor’s behalf. Pending such deposit, the Grantor agrees that it will not commingle any payments with any of the Grantor’s funds or property, but will hold them separate and apart therefrom and upon an express trust for the Lender until deposit thereof is made in the special account. The Lender, at any time and from time to time after the occurrence of an Event of Default, in its sole discretion, may apply any part of the credit balance in the special account to the payment of the Obligations.
     j. The Lender may exercise any other right or remedy with respect to any of the Collateral given to secured parties under the applicable Code or other Applicable Law.
     k. Any notification required by Section 9-611 of the Code shall be deemed reasonably and properly given if mailed, certified or registered mail, postage prepaid, to the Grantor, at least ten (10) days before any sale or disposition of any of the Collateral which is subject to the Code. Any advertisement of the sale or other disposition of such Collateral shall be deemed to be reasonable if such advertisement is placed in a newspaper of general circulation in or about the location of the chief executive offices or principal place of business of Grantor or the location of the sale at least once in each of the two (2) calendar weeks immediately preceding the sale.
     l. At the request of Lender, the Grantor shall deliver to the Lender all original and other documents evidencing and relating to the sale and delivery of Inventory or Accounts, including but not limited to, all original orders, invoices and shipping receipts. The Grantor shall also furnish to the Lender, promptly upon the request of the Lender, such reports, reconciliations and aging balances regarding Accounts as the Lender may request from time to time.
     All of Lender’s rights and remedies hereunder, under the Note and under any of the other Loan Documents shall be cumulative and not exclusive, and shall be enforceable alternatively, successively or concurrently as Lender may, in its sole discretion, deem expedient. Lender shall have no obligation to preserve rights in the Collateral or marshal any of the Collateral for the benefit of any person or entity. The Obligations are recourse obligations. Accordingly, the exercise of Lender’s remedies hereunder, or any of them, including, without limitation, foreclosure on the Collateral, shall not result in a satisfaction or discharge of the Obligations or otherwise limit Lender’s ability to exercise its other remedies hereunder.
     6. Application of Proceeds. Any proceeds received from the exercise of any remedy hereunder, after deducting therefrom any and all costs and expenses reasonably incurred in securing possession of any Collateral, in shipping and storing the Collateral, in preparing the Collateral for sale or otherwise dealing with Collateral prior to any sale or other disposition thereof and in connection with the sale or other disposition thereof (including, without limitation, reasonable attorneys’ and accountants’ fees and brokers’ commissions), shall be applied toward the payment of any and all amounts due under or with respect to the Obligations, including interest, and all other costs and expenses reasonably incurred by the Lender in connection with this Agreement which are then due and payable, in such order and amounts as the Lender, in its sole discretion, may elect. If such net proceeds should be insufficient to pay all of the amounts due under or with respect to the Obligations, including interest, that are due and payable and all such other costs and expenses reasonably incurred by the Lender, and a deficiency shall result, the Grantor shall nevertheless remain liable for such deficiency; and if such net proceeds should be more than sufficient to pay the same, such surplus shall be accounted for and, if any Obligations remain outstanding but are not yet due and payable, retained by the Lender, who shall hold the same as security for the Obligations; and if no Obligations remain outstanding, such surplus shall be paid over to the Grantor or whomever a court of competent jurisdiction shall determine to be entitled thereto.
     7. Powers of Attorney. The Grantor hereby irrevocably appoints the Lender (and any officer or agent of the Lender) as its true and lawful attorney-in-fact, with power of substitution for and in the name of the Lender or otherwise, for the use and benefit of the Lender, effective upon the occurrence and during the continuance of an Event of Default and to the extent not prohibited by Applicable Law: (i) to receive, endorse the name of the Grantor upon and deliver any notes, acceptances, checks, drafts, money orders or other evidences of payment that may come into the possession of the Lender with respect to the Collateral; (ii) to cause the Grantor’s mail to be transferred to the Lender’s own offices and to receive and open all mail addressed to the Grantor for the purposes of removing any such notes, acceptances, checks, drafts, money orders or other evidences of payment; (iii) to demand, collect and receive payment in respect of the Collateral and to apply any such payments directly to the payment of the Obligations; (iv) to receive and give discharges and releases of all or any of the Collateral; (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction, to collect or otherwise realize on all or any part of the Collateral or to enforce any rights in respect thereof; (vi) to sign the name of the Grantor on any invoice or bill of lading relating to any of the Collateral; (vii) to send verification of any Accounts to any account debtor or customer; (viii) to notify any account debtor or other obligor of the company with respect to any Collateral to make payment to the Lender; (ix) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating or pertaining to all or any of the Collateral; (x) to take any action for purposes of carrying out of the terms of this Agreement; (xi) to enforce all of the Grantor’s rights and powers under and pursuant to any and all agreements with respect to the Collateral; and (xii) generally to sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out this Agreement, as fully and completely as though the Lender were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Lender to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Lender, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Lender or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Grantor or to any claim or action against the Lender. It is understood and agreed that the power of attorney granted to the Lender for the purposes set forth above in this Section 7 is coupled with an interest and is irrevocable and the Grantor hereby ratifies all actions taken by its attorney-in-fact by virtue hereof. The provisions of this Section 7 shall in no event relieve the Grantor of any of its obligations hereunder or under any of the other Loan Documents with respect to the Collateral or any part thereof or impose any obligation on the Lender to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Lender of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any of the other Loan Documents, by law or otherwise.
     8. Collateral Reserve Account. If requested by the Lender to do so on or at any time after an Event of Default has occurred and during its continuance, Grantor shall establish and thereafter maintain with the Lender or its designee a demand deposit account for the concentration and collection of proceeds of certain Collateral (the “Collateral Reserve Account”) into which the Grantor shall transfer and deliver all cash, checks, drafts, items and other instruments for the payment of money which it now has or may at any time hereafter receive in full or partial payment for the Collateral or otherwise as proceeds of the Collateral and, pending such transfer and delivery, Grantor shall be deemed to hold same in trust for the benefit of the Lender. Grantor shall not be entitled to withdraw funds on deposit in the Collateral Reserve Account after its inception without the prior written consent of the Lender; provided, however, that, at any time during which collected funds exist on deposit in the Collateral Reserve Account, the Lender may withdraw such deposits, or any portion thereof, therefrom, for application against the Obligations in such manner as the Lender, in its sole discretion, may determine.
     9. Collections. Upon the occurrence and during the continuance of an Event of Default, the Lender may, in its sole discretion, in its name or in the name of the Grantor, or otherwise, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to any of the Collateral, but shall be under no obligation to do so, or (b) extend the time of payment, arrange for payment in installments, or otherwise modify the term of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, the Grantor, other than to discharge the Grantor in so doing with respect to liabilities of the Grantor to the extent that the liabilities are paid or repaid. After the occurrence and during the continuance of an Event of Default, any money, checks, notes, bills, drafts, or commercial paper received by the Grantor shall be held in trust for the Lender and any other Lender having rights thereto senior to the Lender and shall be promptly turned over to the Lender or any other Lender having rights thereto senior to the Lender as their interest shall appear. The Lender may make such payments and take such actions as the Lender, in its sole discretion, deem necessary to protect its security interest in the Collateral or the value thereof, and the Lender is hereby unconditionally and irrevocably authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any liens which in the judgment of the Lender appear to be equal to, prior to or superior to its security interest in the Collateral and any liens not expressly permitted by this Agreement, the Credit Agreement or the other Loan Documents.
     10. Expenses. The Grantor shall pay, when due, any and all reasonable fees, taxes or (other than taxes based on the income of Lender) other charges imposed in connection with the granting of the security interests hereunder including, without limitation, any fees imposed in connection with recordation of instruments necessary or desirable in order to reflect, effectuate or release such security interests.

     11. Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing and mailed via certified mail, sent by Federal Express or other similar express delivery service for next day delivery, faxed (with a confirming copy sent by such a express delivery service for next day delivery) or hand delivered to the respective parties to their respective addresses set forth or referenced in Section 7.10 of the Credit Agreement, or in accordance with any subsequent written direction delivered in accordance with this section from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by hand; in the case of certified mail, three Business Days after the date sent; in the case of any fax, when received; or in the case of express delivery service, the day after delivery of the notice to such service with charges prepaid.
     12. Assignability and Parties in Interest. This Agreement shall not be assignable by Grantor without the written consent of Lender. Lender shall have the right to assign this Agreement without Grantor’s consent to any person at Lender’s sole discretion, including to Bear, Stearns & Co. Inc. or any Affiliate thereof. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.
     13. Termination. This Agreement shall terminate and the Security Interest shall be released upon the earliest to occur of (i) the payment and satisfaction in full of the Note and all of the Obligations relating to the Note; or (ii) the mutual agreement of Grantor and Lender.
     14. Certain Waivers; Grantor Not Discharged. The Grantor expressly and irrevocably waives (to the extent permitted by Applicable Law) presentment, demand of payment and protest of nonpayment in respect of its Obligations under this Agreement. The obligations and duties of the Grantor hereunder are irrevocable, absolute, and unconditional and shall not be discharged, impaired or otherwise affected by (a) the failure of the Lender to assert any claim or demand or to enforce any right or remedy against the Grantor or any waiver, consent, extension, indulgence or other action or inaction in respect thereof, (b) any extension or renewal of any part of the Obligations, (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Credit Agreement or any of the Loan Documents, (d) the release of any liens on or security interests in any part of the Collateral or the release, sale or exchange of or failure to foreclose against any security held by or for the benefit of the Lender for payment or performance of the Obligations, (e) the bankruptcy, insolvency or reorganization of the Grantor or any grantee or any other persons, (f) the invalidity or unenforceability of the Credit Agreement or any of the Loan Documents, (g) any change, restructuring or termination of the corporate structure or existence of the Grantor or any grantee or any restructuring or refinancing of all or any portion of the Obligations, or (h) any other event which under law would discharge the obligations of a surety.
     15. Transfer of Security Interest. The Lender may transfer to any other person all or any part of the liens and security interests granted hereby, and all, or any part of the Collateral which may be in the Lender’s possession after the occurrence and during the continuance of an Event of Default or, if to a successor Lender in accordance with the Credit Agreement, at any time. Upon such transfer, the transferee shall be vested with all the rights and powers of the Lender hereunder with respect to such of the Collateral as is so transferred, but, with respect to any of the Collateral not so transferred, the Lender shall retain all of their rights and powers (whether given to it in this Agreement, or otherwise). The Lender may, at any time, assign all or any portion of its rights as the Lender hereunder to any person in the Lender’s discretion, including without limitation Bear Stearns & Co. Inc. or any Affiliate thereof, and upon notice to the Grantor, but without any requirement for consent or approval by or from Grantor, and any such assignment shall be valid and binding upon the Grantor, as fully as it had expressly approved the same.
     16. Indemnity; Reimbursement of Lender. The Grantor agrees to indemnify, defend and hold the Lender harmless from and against any and all claims, demands, losses, judgments and liabilities (including but not limited to, liabilities for penalties) of any nature, and to reimburse the Lender for all reasonable costs and expenses, including but not limited to attorneys’ fees and expenses, arising from this Agreement or the exercise of any right or remedy granted to the Lender hereunder, except to the extent such claims arise out of Lender’s gross negligence, willful misconduct or fraud. In no event shall the Lender be liable for any matter or thing in connection with this Agreement other than to account for moneys actually received by the Lender in accordance with the terms hereof. All indemnities contained in this Section 16 and elsewhere in this Agreement shall survive the expiration or earlier termination of this Agreement.
     17. No Liability for Collateral. Beyond the exercise of reasonable care in the custody of any Collateral, the Lender shall not, under any circumstance or in any event whatsoever, have any liability for any part of the Collateral, nor shall the Lender have any liability for any error or omission or delivery of any kind incurred in the good faith settlement, collection or payment of any of the Collateral or any monies received in payment therefor or for any damages resulting therefrom, nor shall this Agreement impose upon the Lender any obligation to perform any obligation with respect to the Collateral. The costs of collection, notification and enforcement, including but not limited to, attorneys’ fees and out-of-pocket expenses, shall be borne solely by the Grantor, whether the same are incurred by the Grantor or the Lender.
     18. Definitions. Any capitalized terms used herein which are not defined herein shall have the meaning ascribed to such term in the Credit Agreement.
     19. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without regard to its conflict of laws principles, except to the extent that the perfection and the effect of perfection or non-perfection of any security interests created hereby is governed by the laws of a jurisdiction other than the State of New York.
     20. Complete Agreement. This Agreement and the Credit Agreement contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and, except as provided herein, supersede all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings.
     21. Amendments and Waivers. This Agreement may be amended only by a writing signed by the Grantor and Lender. No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right hereunder or operate to constrain the rights of any other parties hereunder. No waiver of any one right shall operate as a waiver of any subsequent right.
     22. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     23. Continuing Lien. It is the intent of the parties hereto that (a) this Agreement shall constitute a continuing agreement as to any and all future, as well as existing transactions, between the Grantor and the Lender under or in connection with the Notes, and (b) the security interest provided for herein shall attach to after-acquired as well as existing Collateral and the Obligations covered by this Agreement shall include any future advances under or in connection with the Credit Agreement.
     24. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered or mailed to the Lender.
     25. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any material respect, such provision shall be replaced with a provision which is as close as possible in effect to such invalid, illegal or unenforceable provision, and still be valid, legal and enforceable, and the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby, unless the parties otherwise so provide.
     26. Venue; Waiver of Jury Trial.
     a. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURT OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT, OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE.

     b. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 26(b).
     27. Further Assurances. Grantor agrees, from time to time, at its expense, to do such further things, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Lender may from time to time reasonably request for the better assuming and preserving of the security interests and rights and remedies created hereby, including, without limitation, the execution and delivery of such financing statements or continuation statements, and amendments thereto, as may be necessary or desirable, or as Lender may request in order to perfect and preserve the security interests granted hereby. Grantor hereby authorizes Lender or its agent to file such financing statements and/or such continuation statements and amendments thereto relating to all or any part of the Collateral without its signature, where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the collateral granted hereby or any part thereof shall be sufficient as a financing statement where permitted by law.
     28. Amendment and Restatement. This Agreement amends and restates in their entirety the Original Security Agreement and the Existing Security Agreement, and from and after the Effective Date hereof, and subject to the terms hereof, the terms and provisions of the Original Security Agreement and the Existing Security Agreement shall be superseded by the terms and provisions of this Agreement. The Grantor hereby agrees that (i) the liens and security interest granted by Grantor under the Original Security Agreement and the Existing Security Agreement shall be deemed to be liens and security interests securing the indebtedness, Obligations, borrowings, advances and liabilities under the Credit Agreement and shall remain outstanding and governed by this Agreement, and shall not constitute a novation, and (ii) all liens and security interests securing the indebtedness, Obligations, borrowings, advances and liabilities under the Original Agreement and the Existing Credit Agreement shall continue in full force and effect to secure the indebtedness and Obligations of Borrower under the Credit Agreement, the Note and the other Loan Documents.
[remainder of page intentionally blank; signature page follows]

SIGNATURE PAGE TO
AMENDED AND RESTATED SECURITY AGREEMENT
     IN WITNESS WHEREOF, the Grantor and Lender have caused this Agreement to be executed as of the date first above written.

GRANTOR:

ROYAL STREET COMMUNICATIONS, LLC,

a Delaware limited liability, company

By:	/s/ Robert A. Gerard

Name:	ROBERT A. GERARD
Title:	CHIEF EXECUTIVE OFFICER

LENDER:

METROPCS WIRELESS, INC.,

a Delaware corporation

By:	/s/ Roger D. Linquist

Name:	Roger D. Linquist
Title:	President and CEO

EXHIBIT C
FORM OF COUNTERPART SIGNATURE PAGE
COUNTERPART SIGNATURE PAGE
TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
     1. Agreement to be Bound. The undersigned (the “Holding Subsidiary”) hereby agrees to be bound by all of the terms and conditions of that certain Amended and Restated Credit Agreement, executed on December 15, 2005 as of the December 22, 2004, by and between MetroPCS Wireless, Inc. and Royal Street Communications, LLC, and the Holding Subsidiaries that from time to time become parties thereto (as the same may be amended from time to time, the “Credit Agreement”).
     2. Capitalized Terms. All capitalized terms used herein shall have the meanings given to them in the Credit Agreement; provided that all references to Borrower in the Credit Agreement and in this Counterpart Signature Page (this “Agreement”) shall mean Borrower and Holding Subsidiary.
     3. [Intentionally Deleted].
     4. Notice Address. The notice address of the undersigned for purposes of Section 7.10 of the Credit Agreement is as follows:

     5. Representations and Warranties. Holding Subsidiary hereby represents and warrants to Lender as follows:
     a. Holding Subsidiary is [a limited liability company] [corporation] duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to own its properties and conduct its business as now being conducted, and is duly qualified to do business as a foreign limited liability company in good standing in each jurisdiction where the ownership of its properties or the conduct of its business makes such qualification necessary, except in those jurisdictions where failure so to qualify will not permanently impair title to a material amount of its properties or its rights to enforce in all material respects contracts against others or expose it to substantial liabilities in such jurisdictions.
     b. Holding Subsidiary has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, the Credit Agreement and the other Loan Documents to which it is a party. Holding Subsidiary has taken all action necessary to authorize this Agreement and the other Loan Documents to which it is a party. This Agreement, the Credit Agreement and the other Loan Documents have been duly authorized, executed and delivered by Holding Subsidiary and are the legal, valid and binding obligations of Holding Subsidiary enforceable in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally or (ii) general principles of equity.
     c. Neither the execution, delivery and performance of this Agreement or the other Loan Documents by Holding Subsidiary nor the consummation by Holding Subsidiary of the transactions contemplated herein or therein will, with or without the giving of notice or the lapse of time, or both, (i) violate any Applicable Laws to which Holding Subsidiary is subject, (ii) conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, the organizational documents of Holding Subsidiary, any license or permit of such Holding Subsidiary, or any material contract to which Holding Subsidiary is a party or by which Holding Subsidiary may be bound or affected, or (iii) except with respect to the exercise of certain of Lender’s remedies under the Loan Documents, require Holding Subsidiary to obtain any authorization, consent, approval or waiver from, or to make any filing with, any Governmental Entity or non-governmental third party.
     d. There is no Litigation pending against Holding Subsidiary, or, to the knowledge of Holding Subsidiary, a basis for Litigation or threatened Litigation against Holding Subsidiary which (a) seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby or (b) has or could have a Holding Subsidiary Material Adverse Effect.
     e. Holding Subsidiary has complied and presently is in compliance with all Applicable Laws except to the extent that failure by Holding Subsidiary to comply with Applicable Laws does not and will not have a Holding Subsidiary Material Adverse Effect.
     f. [Intentionally Deleted].
     g. Holding Subsidiary is not in material default under or in material violation in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any provision of its constitutive documents or contained in any other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, and Holding Subsidiary is not in material violation of any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties.
     h. As of the date of this Agreement, Holding Subsidiary has no indebtedness outstanding except its obligations under the Loan Documents and the indebtedness permitted pursuant to the terms of Loan Documents; none of such Indebtedness is in default.
     i. Holding Subsidiary holds the License(s) listed on Schedule 1 hereto.
     j. No representation or warranty of the Holding Subsidiary contained in this Agreement, the Credit Agreement or the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not materially misleading. There is no fact known to the Holding Subsidiary which materially adversely affects its business, operations, property, assets or condition (financial or otherwise) which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lender for use in connection with the transactions contemplated hereby.
     IN WITNESS WHEREOF, the undersigned hereby executes the Credit Agreement as of                                         .

a Delaware [limited liability company] [corporation]

By:

Name:

Title:

Schedule 1
Holding Subsidiary Licenses

EXHIBIT D
FORM OF LEASEHOLD MORTGAGE
      THIS LEASEHOLD MORTGAGE (“Leasehold Mortgage”) is made as of the                      day of                                         , by and between ROYAL STREET COMMUNICATIONS, LLC, a Delaware limited liability company (“Grantor”) and METROPCS WIRELESS, INC., a Delaware corporation (“Lender”).
RECITALS:
     A. Pursuant to the terms of that certain Second Amended and Restated Credit Agreement, executed on December 15, 2005 as of December 22, 2004 (as the same may be amended from time to time, the “Credit Agreement”) by and among Lender, Grantor and certain other parties thereto, Grantor agreed to grant to the Lender a leasehold mortgage in any and all leases that Grantor enters into from time to time.
     B. Pursuant to that certain Lease (the “Lease”) dated                     , by and between Grantor and                                          (“Landlord”), Grantor has a leasehold interest (the “Leasehold”) in and to that certain parcel of real property located in                      and more particularly described on Exhibit A (the “Land”, and together with all improvements located thereon (“Improvements”), and all the estate, right, title, interest, and claim, either at law or in equity, of the Grantor, of, in, to, or out of such parcel and/or Improvements, the “Premises”).
     C. Grantor desires to grant this Leasehold Mortgage for the benefit of Lender on the terms and conditions set forth herein.
1. GRANTING CLAUSES
     1.1 For and in consideration of the sum of $10.00 and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the obligations of the Grantor under the Credit Agreement and the Promissory Note dated as of                     , 200___ made by Grantor for the benefit of Lender (the “Note”) (collectively, “Obligations”), Grantor does hereby grant, bargain, sell, convey, assign, transfer and set over unto Lender, and its successors and assigns, with power of sale and right of entry and possession, the following (collectively, the “Mortgaged Property”):
          1.1.1. the Leasehold and all other rights of Grantor in, to and under the Lease;
          1.1.2. the right, title and interest of Grantor under all leases, licenses, concession agreements or other agreements for use or occupancy of any portion of the Land or the Improvements, and any extensions, renewals or modifications thereof (“Leases”);

          1.1.3. all contracts from time to time executed by Grantor or its agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, leasing, sale or financing of the Premises or any part thereof (collectively, “Contracts”);
          1.1.4. all proceeds from any compensation, awards, damages, rights of action, payments and proceeds arising from any condemnation or taking of the Premises or any part thereof by any governmental entity or other person having power and authority to condemn or take by eminent domain, and any conveyance or transfer of any portion of the Premises in lieu of such condemnation or taking;
          1.1.5. all payments, proceeds, settlements or other compensation heretofore or hereafter made, including any interest thereon, and the right to receive the same, from any and all insurance policies covering the Mortgaged Property or any portion thereof; and
          1.1.6. all proceeds and products of any and all of the foregoing.
     1.2. Habendum. TO HAVE AND TO HOLD the Mortgaged Property unto the Lender and its successors and assigns forever, for and during all the rest, residue and remainder of the unexpired term of the Lease and all renewals and extensions thereof.
     1.3. Purpose. This conveyance is made for the purpose of securing the following:
          1.3.1. the debt evidenced by the Note, together with interest on such principal amount and any and all renewals and/or extensions of such indebtedness;
          1.3.2. payment, performance and observance by Grantor of all the covenants, agreements, terms, conditions and provisions of the Credit Agreement, the Note, this Leasehold Mortgage, and the other Loan Documents.
     1.4. Reconveyance. Should the obligations secured by this Leasehold Mortgage be paid and performed in full, then this Leasehold Mortgage shall be released of record and Lender shall transfer and deliver up to Grantor any property at the time subject to this Leasehold Mortgage which may then be in Lender’s possession.
2. REPRESENTATIONS AND WARRANTIES
     Grantor hereby represents and warrants that Grantor is the owner of legal title to the Leasehold, and is lawfully possessed of the Leasehold, free from all liens, charges and encumbrances except the Lease, this Leasehold Mortgage and any rights held under statutes by providers of services in connection with the Improvements (the “Permitted Encumbrances”). Grantor has the right and authority to convey the Leasehold and does hereby warrant specially, and agrees to defend, the Leasehold and the title thereto, whether now owned or hereafter acquired, against all claims and demands by any person.

3. AFFIRMATIVE COVENANTS
     3.1. The Grantor, for itself and its successors and assigns, covenants and agrees as part of this Leasehold Mortgage, as follows:
          3.1.1. Grantor shall (i) promptly make when due and payable all payments required to be made by Grantor under the Lease, (ii) perform all other covenants and obligations required to be performed by Grantor under the terms of the Lease and (iii) pay all taxes and assessments and all other charges of every nature that may be assessed, levied or imposed against Grantor or the Mortgaged Property.
          3.1.2. Grantor shall maintain the Premises in good and safe order and condition (consistent with the best practices of similarly situated companies) and in a rentable and tenantable state of repair, and will make or cause to be made, as and when necessary, all repairs, renewals and replacements, structural and nonstructural, exterior and interior, ordinary and extraordinary.
          3.1.3. In the event the ownership of the Leasehold becomes vested in a person other than the Grantor, the Lender may, without notice to the Grantor, deal with such successor or successors in interest with reference to this Leasehold Mortgage and the indebtedness secured hereby in the same manner as with the Grantor, and any extension of the time of the payment of the indebtedness or any other modification of the terms of the indebtedness at the instance of the then owner shall not relieve the Grantor of its liability on the Note or the Credit Agreement or from the performance of any of the covenants contained herein whether such extension or modification be made with or without the consent of the Grantor.
          3.1.4. Grantor shall keep proper books of record and account relating to the Mortgaged Property. Grantor shall permit representatives of the Lender to visit and inspect the Premises at any reasonable time after delivery by Lender of prior written notice.
          3.1.5. Grantor shall promptly notify Lender in writing of any event of default by Grantor in the performance or observance of any of the terms, covenants or conditions on the part of Grantor to be performed under the Lease. Grantor shall promptly deliver to Lender copies of any notices to be given by the Grantor to the Landlord pursuant to the Lease simultaneously with the giving of such notices by the Grantor.
          3.1.6. Grantor shall (i) notify Lender in writing within five (5) days of the receipt by Grantor of any notice claiming that Grantor is in default in the performance or observance of any of the terms, covenants or conditions to be performed or observed by Grantor under the terms of the Lease, and (ii) promptly cause a copy of each such notice received by the Grantor to be delivered to the Lender.
          3.1.7. If Grantor shall fail to make any payment required to be made under the Lease as and when required or shall fail to perform or observe any other term, covenant, agreement or obligation required to be performed or observed by the Grantor under the Lease, Lender shall have the right, at its option, to make any such payment or to perform any other act or take such actions as may be appropriate to cause such other term, covenant, agreement or obligation to be promptly performed or observed on behalf of Grantor to the end that Grantor’s rights under the Lease be kept unimpaired and free from default. Grantor shall reimburse Lender on demand for moneys expended in connection with Lender’s exercise of its rights as provided in this subsection, with interest at the rate set forth in the Credit Agreement for advances thereunder, and the same shall be secured by this Leasehold Mortgage.
4. NEGATIVE COVENANTS
          4.1. Grantor shall not create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property or any part thereof, whether superior or subordinate to the lien of this Leasehold Mortgage, except for (i) the Lease, (ii) the lien of this Leasehold Mortgage, (iii) the Permitted Encumbrances, and (iv) liens for taxes and other assessments not delinquent or which are being contested in good faith by appropriate proceedings.
          4.2. Grantor shall not, without the prior written consent of Lender, (i) sell, assign, transfer or convey all or any portion of the Mortgaged Property, or any interest therein, either voluntarily or by operation of law or (ii) Grantor shall not modify, release, surrender, or terminate the Lease.
5. CONDEMNATION
     5.1. In the event of any proceedings, negotiations or receipt of notice of any permanent or temporary condemnation or taking of all or any portion of the Premises by eminent domain, alteration of the grade of any street, or other injury to or decrease in the value of the Premises by any public or quasi-public authority or corporation (a “Taking”), Grantor shall notify Lender promptly in writing of such Taking.
     5.2. Lender is hereby authorized, at its option, to appear in any condemnation proceedings affecting the Premises. Grantor shall not settle or compromise any claim in connection with any taking through condemnation without the prior written consent of Grantor, which consent shall not be unreasonably withheld, conditioned or delayed.
     5.3. In the event of a Taking, all proceeds, awards or other compensation for such Taking that are payable to Grantor (“Awards”) are hereby assigned and shall be payable by the authority in question directly to Lender for application as set forth herein. Lender shall have the right to retain and apply such Awards to the payment of the Obligations, to restoration of the property not taken or damaged, or both.
6. DAMAGE OR DESTRUCTION
     6.1. Grantor shall promptly give notice to Lender upon obtaining knowledge that any material portion of the Premises is damaged or destroyed by any casualty. Grantor shall restore, repair, replace or rebuild the Premises to substantially the condition the Premises were in immediately prior to such damage or destruction.

     6.2. If an Event of Default shall have occurred and be continuing at the time of any damage or destruction the insurance proceeds shall be turned over to Lender, and Lender, at its option, may apply such proceeds to the payment of the Obligations or make such proceeds available to pay restoration costs.
7. EVENTS OF DEFAULT
     The occurrence of any one or more of the following events shall constitute an “Event of Default”:
     7.1. If Grantor shall fail to pay any sum required under this Leasehold Mortgage, the Credit Agreement or the Note on the date such sum is due and payable, and such failure shall continue uncured for five (5) business days following the giving of notice of such failure by Lender to Grantor.
     7.2. If Grantor shall fail to pay any sum required under the Lease or if Grantor shall fail to perform any other covenant or obligation to be performed by Grantor under the terms of the Lease after the expiration of all applicable cure periods thereunder.
8. REMEDIES
     8.1. Upon occurrence of any Event of Default, (i) the entire principal balance, all unpaid interest accrued thereon and all other sums secured by this Leasehold Mortgage shall at the option of Lender become immediately due and payable without presentment, notice, protest or demand, and/or (ii) Lender may pursue any and all remedies available under the Note, this Leasehold Mortgage or applicable law.
     8.2. Upon occurrence of any Event of Default, Lender shall have the following rights and remedies:
          8.2.1. Commence, with or without entry, proceedings to foreclose this Leasehold Mortgage as a mortgage, or to sell the Mortgaged Property under the judgment or decree of a court or courts of competent jurisdiction.
          8.2.2. Sell the Mortgaged Property at public auction at some convenient place in Maryland or in such other place or places as may be permitted or required by law, at such time, in such manner and upon such terms as may be specified in the notice of sale, which notice of sale shall state the time when, and the place where, the same is to be made, shall contain a brief general description of the property to be sold, and shall be sufficiently given if published once a week for three (3) successive weeks prior to such sale in at least one newspaper, if any, printed in the English language and customarily published at least once a week in the place or places where such sale is to take place, and in such other manner as may be required by law, and such sale may be adjourned by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and, without further notice of publication, such sale may be made at the time and place to which the same shall be so adjourned.

          8.2.3. Assume and perform prospectively all of Grantor’s rights and interest under the Lease. Lender also shall have the right (but not the obligation) to cure any defaults by Grantor under the Lease and to exercise any options granted to Grantor under the Lease.
          8.2.4 Exercise any other right or remedy available under applicable law.
     8.3. If Grantor should (i) fail to pay any insurance premium, sums due under any Permitted Encumbrance or any other sums required hereunder to be paid by Grantor, or (ii) fail to make necessary repairs, or permit waste, or fail to cure any default under any Permitted Encumbrance or fail to perform any other covenant or obligation set forth herein, Lender shall have the right, but not the obligation, in Grantor’s name or in its own name, to make any payment and take any action which Grantor should have made or taken, or which Lender deems advisable to protect the security of this Leasehold Mortgage, without prejudice to any of Lender’s rights or remedies available hereunder or otherwise, at law or in equity. No such advance or performance shall be deemed to have cured any default or Event of Default. All such sums advanced by Lender, and all costs and expenses (including reasonable attorneys’ fees) incurred by Lender in taking such actions, shall be due and payable by Grantor immediately upon demand, shall be secured hereby and the lien therefor shall relate back to the date of this Leasehold Mortgage.
     8.4. Grantor and Lender agree that upon any sale of all or any portion of the Mortgaged Property, whether under the above assent to a decree, power of sale or otherwise, the proceeds of sale shall be applied as follows, unless otherwise required by law: (i) to the payment of all costs and expenses incident to such sale, including reasonable attorneys’ fees and a commission to the person making such sale equal to two percent (2%) of the gross proceeds of sale; (ii) to the discharge of all Impositions, with costs and interest, if they have priority over the lien of the Leasehold Mortgage; (iii) to the payment in full of the Obligations, including without limitation principal, interest and other charges, in such order as Lender may elect; (iv) to the payment of all claims of the Lender hereunder whether the same shall have then matured or not, including interest thereon at the rate set forth herein; and (v) the balance, if any, to the persons lawfully entitled to receive the same.
9. MISCELLANEOUS
     9.1. Further Assurances. Grantor shall execute and deliver such further instruments and perform such further acts as may be reasonably requested by Lender from time to time to confirm the provisions of this Leasehold Mortgage, to carry out more effectively the purposes of this Leasehold Mortgage, or to confirm the priority of the lien created by this Leasehold Mortgage on any property, rights or interest encumbered or intended to be encumbered by this Leasehold Mortgage.
     9.2. Severability and Savings Clauses. If any provision of this Leasehold Mortgage is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Leasehold Mortgage, and the same provision as applied in other circumstances, shall remain in full force and effect and shall be liberally construed in favor of Lender in order to effect the intent of this Leasehold Mortgage.

     9.3. Notices and Communications. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing and mailed via certified mail, sent by Federal Express or other similar express delivery service for next day delivery, faxed (with a confirming copy sent by such a express delivery service for next day delivery) or hand delivered to the respective parties, as follows:
     If to Grantor:
     If to Lender:
MetroPCS Wireless, Inc.
8144 Walnut Hill Lane
Suite 800
Dallas, TX 75231
Attention: Vice President, General Counsel and Secretary
Facsimile: (972) 860-2682
     9.4. Modification, Amendment and Waiver. This Leasehold Mortgage cannot be modified or amended except by agreement in writing signed by Grantor and Lender. No waiver of any term or terms hereof shall be effective unless in writing and signed by the party against whom it is sought to be enforced.
     9.5. Applicable Law. This Leasehold Mortgage is made and delivered in the jurisdiction in which the Premises are located, and the terms hereof shall be governed by and construed in accordance with the laws of such jurisdiction. Grantor hereby (i) agrees that any suit arising out of or relating to this Leasehold Mortgage may at the option of Lender be brought in a court of record in such jurisdiction or in the courts of the United States of America located in such state, (ii) consents to the jurisdiction of each such court in any such suit, and (iii) waives any objection which it may have to the laying of venue in any such suit in any such courts.
     9.6. Counterparts; Interpretation. This Leasehold Mortgage may be executed in any number of counterparts, and all such counterparts shall constitute but one instrument. The use of any gender shall include all genders, as the context may require. The singular number shall include the plural and the plural the singular as the context may require. The captions in this Leasehold Mortgage are for convenience of reference only and shall be referred to in construing this Leasehold Mortgage. Time is of the essence with respect to performance by Grantor of each of the Obligations and the covenants set forth in this Leasehold Mortgage.
     9.7 Definitions. Any capitalized terms used herein which are not defined herein shall have the meanings ascribed to such term in the Credit Agreement.

[Signatures on the following page]

     IN WITNESS WHEREOF, Grantor has executed this Leasehold Mortgage under seal on the date first above written.

WITNESS:	GRANTOR:

	By:	(SEAL)

Name:
Its:

)
)	ss:
)
     BEFORE ME, a Notary Public in and for the jurisdiction aforesaid, personally appeared this date                                         , personally well known (or satisfactorily proven) to me to be the person whose name is subscribed to the foregoing and annexed Leasehold Mortgage
bearing date as of                                         , who, being by me first duly sworn, did depose and state that he is the                                           of                                                              , a                                                              which entity is a party to the foregoing and annexed Leasehold Mortgage and that he, being duly authorized so to do, executed said Leasehold Mortgage on behalf of said entity and acknowledged the same as its free act and deed for the uses and purposes therein contained.
     WITNESS my hand and official seal this ___ day of                     .

Notary Public

[Notarial Seal ]

My Commission Expires:

EXHIBIT “A”
Description of Land

EXHIBIT E
FORM OF WAIVER AND CONSENT
     THIS WAIVER AND CONSENT (“Consent”), made and entered into this                       day of                                            , by and between                                             a                                            (“Landlord”) and METROPCS WIRELESS, INC., a Delaware corporation (“Lender”).
BACKGROUND:
     A. Landlord is the owner of the land and improvements described on Exhibit A attached hereto (the “Premises”).
     B. Landlord has leased the Premises to                                            (“Tenant”) pursuant to that certain Lease dated by                                            and between Landlord and Tenant (as such lease may be amended from time to time the “Lease”), a copy of which is attached hereto as Exhibit A.
     C. Lender has made or may make loans to Tenant for the purpose of financing Tenant’s business, including the acquisition by Tenant of certain telecommunications equipment (the “Equipment”), which constitutes the personal property of the Tenant and which the Tenant may remove under the terms of the Lease to the extent permitted thereunder. The Equipment may be located on the Premises. The portion of the Equipment that Tenant may remove under the Lease is hereinafter referred to as the “Removable Collateral”.
     D. Lender has required, among other things, that Tenant grant to Lender security interests in the Equipment, whether now owned or hereafter acquired, a portion of which is and may hereafter be located on or about the Premises, and that Tenant execute a leasehold mortgage, conveying to Lender Tenant’s leasehold interest in the Premises as collateral for the loans to be made by Lender to Tenant.
     NOW, THEREFORE, Landlord and Lender hereby agree as follows:
     1. Landlord hereby consents to Tenant’s granting to Lender a lien on Tenant’s leasehold interest in the Premises and executing a leasehold mortgage, leasehold deed of trust, or collateral assignment of lease in favor of Lender (the “Leasehold Mortgage”).
     2. Landlord consents to Tenant’s granting Lender a security interest in the Equipment. Lender’s security interest and liens in that portion of the Equipment consisting of Tenant’s nonremovable fixtures shall be subordinate to the title or interest that the Landlord may at any time have therein. Lender’s security interests and liens in the Removable Collateral shall be superior to any title or interest that the Landlord may at any time have therein. During the term of this Consent, Landlord will not assert against any of the Removable Collateral any title or any statutory, common law, contractual or possessory lien, including, without limitation, rights of levy or distraint for rent, all of which Landlord hereby subordinates in favor of Lender.

     3. Landlord hereby disclaims any and all right, title, interest or claim in or to the Removable Collateral and any cash or non-cash proceeds of the Removable Collateral. The Removable Collateral may be affixed to or used in conjunction with the Premises, but shall remain the Tenant’s personal property and subject to Lender’s security interest and liens. Landlord agrees not to impound or remove any of the Removable Collateral from the Premises as long as this Consent is in effect.
     4. Landlord agrees that during the term of the Lease, Lender may conduct public or private sales of the Equipment at the Premises and that interested parties will be permitted access to the Premises during normal business hours, with reasonable advance notice to Landlord, for the purpose of inspecting the Equipment prior to any such sale and for the purpose of removing the Removable Collateral from the Premises.
     5. Landlord agrees that during the 60-day period following expiration of the Lease, Lender may, at its discretion, remove, sell or otherwise dispose of the Removable Collateral as Lender may elect, as long as Landlord shall have received all payments to which it is entitled under the Lease. Any Removable Collateral still located in the building at the end of the 60-day period shall be deemed to have been abandoned by the Lender (or by the purchaser of the same at any public or private sale), and shall no longer be subject to the Lender’s security interest and lien.
     6. In the event that Tenant defaults in its obligations under the Lease, Landlord hereby agrees to give Lender written notice of default under the Lease, at the same time and in the same manner as such notice is given to Tenant and further agrees that Lender may, but shall not be obligated to, cure such defaults, at its option, within the applicable notice and cure periods and/or assume the Lease in place of Tenant. Unless and until Lender expressly notifies Landlord of Lender’s assumption of the Lease to the exclusion of Tenant, Lender assumes no duty, liability or obligation whatsoever under the Lease.
     7. Lender shall have no obligations under the Lease unless and until Lender delivers to Landlord written notice of assumption, if Lender elects to assume the Lease. Upon delivery of such written notice of assumption to Landlord, then Lender (or its designee) shall be entitled to all rights and benefits of the Lease, and shall be obligated for all of Tenant’s obligations thereunder. Landlord agrees that, in the event that a default occurs under the Leasehold Mortgage and Lender, or any agent or designee of Lender, takes possession of the Premises or forecloses and sells Tenant’s leasehold interest in the Premises, Lender, and its designees, successors, assigns or transferees shall be permitted to use the Premises for any purpose permitted under the Lease and applicable law.
     8. Landlord agrees and acknowledges that, in the event of a default under the Leasehold Mortgage, Lender may exercise any of the remedies contained therein and may assume or transfer to a third party the Tenant’s interest in the Lease (including any purchase option, access rights, utility easements and rights of way) pursuant to the terms of the Leasehold Mortgage. Any transfer of the Lease shall be subject to Landlord’s rights under the Lease.

     9. Notwithstanding any other provision of this Agreement or the Lease to the contrary, all of Lender’s right, title and interest in and to the Lease and any obligations thereunder may be assigned and transferred to an affiliate or successor of Lender without notice to Landlord, and to other parties with notice to Landlord.
     10. The provisions of this Consent may not be modified or terminated orally, and shall be binding upon the successors and assigns of the Landlord, and upon any successor owner or transferee of the Premises and shall be binding upon and inure to the benefit of the Lender and its successors and assigns.
     11. All notices shall be in writing and shall be mailed by first class registered or certified mail, postage prepaid, as follows:
(a)	If to Lender:
MetroPCS Wireless, Inc.
8144 Walnut Hill Lane
Suite 800
Dallas, TX 75231
Attention: Vice President, General Counsel and Secretary
Facsimile: (972) 860-2682
(b)	If to Landlord:
     12. This document shall in all respects be governed by and construed in accordance with the laws of the State in which the Premises are located.
[signature page follows]

     IN WITNESS WHEREOF, Landlord and Lender has each executed this Waiver and Consent on the date first above written.

LANDLORD:

By:

Title:

LENDER:

METROPCS WIRELESS, INC.

By:

Title:

EXHIBIT F
FORM OF AMENDED AND RESTATED PLEDGE AGREEMENT
     THIS AMENDED AND RESTATED PLEDGE AGREEMENT (this “Agreement”) executed on December 15, 2005 as of December 22, 2004, is entered into by and between ROYAL STREET COMMUNICATIONS, LLC, a Delaware limited liability company (“Grantor”), and METROPCS WIRELESS, INC., a Delaware corporation (“Lender”).
W I T N E S S E T H:
     WHEREAS, pursuant to that certain Second Amended and Restated Credit Agreement, dated as of even date herewith, by and between Grantor and Lender (as the same may be amended from time to time, the “Credit Agreement”), Lender has agreed to make one or more loans to Grantor in accordance with the terms therewith;
     WHEREAS, in order to induce the Lender to enter into the Credit Agreement and to continue to make the Loans, and in consideration therefor, the Grantor has agreed to execute and deliver this Agreement to amend and restate that certain Pledge Agreement dated as of December 22, 2004 (the “Original Pledge Agreement”) and that certain Pledge Agreement dated as of January 24, 2005 (the “Existing Pledge Agreement”), each between Grantor and Lender (as successor lender to Holdings), pursuant to which Grantor has granted to Lender a first-priority perfected security interest in all of the membership or other equity interests, now owned or hereafter acquired by the Grantor or in which the Grantor has or hereafter acquires any interest (the “Pledged Securities”), in each Holding Subsidiary to secure Grantor’s obligations under the Credit Agreement and other Loan Documents; and
     WHEREAS, it is a condition precedent to the making of any further Loans that the Grantor execute and deliver this Agreement to, among other things, amend and restate the Original Pledge Agreement and the Existing Pledge Agreement on the terms and conditions set forth herein;
     NOW THEREFORE, for and in consideration of the covenants and provisions set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend and restate the Original Pledge Agreement and the Existing Pledge Agreement and further agree as follows:
     1. DEFINED TERMS. As used in this Agreement, capitalized terms defined in the Credit Agreement that are not defined herein shall have the meanings ascribed to them therein, and the following terms shall have the following meanings:
     “Collateral” shall mean the Pledged Securities, including Pledged Securities in which the Grantor hereafter acquires any interest, and all proceeds thereof.

     “Obligations” shall mean all indebtedness, obligations, fees and liabilities of any kind of the Grantor to the Lender under or pursuant to the Credit Agreement, the Note (as defined in the Credit Agreement), this Agreement and the other Loan Documents.
     2. PLEDGE. Grantor hereby unconditionally and irrevocably pledges, collaterally assigns and grants to Lender a continuing lien on and security interest in and to the Collateral (the “Security Interest”) to secure the payment and performance of the Obligations. The Security Interest is a first priority lien on the Collateral effective as of the date hereof without the need to execute any further instruments, agreements or documents other than as specifically set forth herein.
     3. CONTINUING SECURITY. This Agreement shall operate as a continuing security between Lender and Grantor:
     a. irrespective of any sum or sums which may be paid to the credit of any account of Grantor with Lender;
     b. notwithstanding the appointment, retirement or removal, at any time, of a receiver for Grantor;
     c. notwithstanding the exercise by Lender or a receiver of any power conferred by this Agreement, by any other agreement or document or by law; and
     d. notwithstanding any settlement of account or any other matter or thing whatsoever;
and shall remain in full force and effect and extend to cover all of the Obligations until a final release of this Agreement has been executed by Lender.
     4. CERTIFICATES, VOTING, ETC. Upon execution and delivery of this Agreement, Grantor shall deliver to Lender any and all certificates representing all of the Collateral with a transfer executed in blank. If at any time, any Holding Subsidiary shall issue any additional or substitute units, shares of stock, or any other instruments evidencing an interest in or an obligation of such Holding Subsidiary to Grantor in respect of the Pledged Securities, Grantor shall promptly pledge, mortgage and deposit with Lender such additional certificates, instruments or documents as additional security for the Obligations, all of which additional security shall constitute Collateral (and shall be included within the definition of “Collateral” hereunder). With respect to any Collateral that is an “uncertificated security” for purposes of the Code (other than any “uncertificated securities” credited to a Securities Account under the control of the Lender), Grantor shall cause the issuer of such uncertificated security to either (i) register the Lender as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement, in form and substance satisfactory to the Lender pursuant to which such issuer agrees to comply with the Lender’s instructions with respect to such uncertificated security without further consent by such Grantor. Lender shall hold the Collateral solely as security for the payment and performance of the Obligations. Unless an Event of Default shall have occurred and be continuing, Grantor shall have the right to vote the Collateral on all questions on which the Collateral entitles Grantor to vote and, if necessary, upon written request of Grantor, Lender shall execute due and timely proxies, powers of attorney and consents in favor of Grantor as necessary to facilitate such voting; provided however, that Grantor shall not vote the Collateral in support of any proposal or in any other manner which is inconsistent with the terms of the Credit Agreement, this Agreement or the other Loan Documents, or which is otherwise inconsistent with the Grantor’s full and timely performance of the Obligations.
     5. DISTRIBUTIONS. Unless and until an Event of Default shall have occurred and be continuing, Grantor shall have the right to receive and to retain all cash dividends and other cash distributions which are paid on account of the Collateral.
     6. RESTRICTIONS ON TRANSFER. Grantor shall not sell or otherwise dispose of, grant any option with respect to, or create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), preference, priority or other security agreement of any kind or nature whatsoever on (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code of any jurisdiction) all or any portion of the Collateral.
     7. REPRESENTATIONS AND WARRANTIES. Grantor hereby represents and warrants to Lender as follows:
     a. Grantor has good and marketable title to the Collateral, free and clear of all liens, claims and encumbrances, except liens granted to Lender pursuant to this Agreement, and full power, authority and legal right to pledge such Collateral to Lender as provided herein;
     b. The pledge, assignment and delivery of the Collateral pursuant to Section 2 will create a valid, perfected lien on and a valid perfected first priority security interest in the Collateral in favor of Lender under the Uniform Commercial Code of the State of New York (the “UCC”), subject to no prior lien (whether consensual, nonconsensual, statutory or otherwise) and to no agreement purporting to grant any third party any security interest or other interest in any of the Collateral; no additional actions by any entity are necessary to create or perfect the Security Interest; and
     c. The execution, delivery and performance of this Agreement by Grantor will not (a) contravene any law, statute, rule or regulations, or any order, writ, injunction or decree of any court or governmental instrumentality, (b) conflict or be inconsistent with or result in any breach of any of the terms, covenants or conditions or provisions of or constitute a default under, any indenture, credit agreement or other agreement, contract or instrument to which Grantor is a party, or (c) conflict or be inconsistent with or result in a breach of the terms of the Grantor’s organizational documents.
     8. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default hereunder:

     a. The occurrence of an “Event of Default” under the Credit Agreement or the Note; or
     b. [Intentionally Removed].
     9. REMEDIES UPON AN EVENT OF DEFAULT. Upon the occurrence of an Event of Default, after any applicable cure period, and at any time thereafter, Lender may (but shall not be required to) take any or all of the following actions simultaneously or in any order which it may choose:
     a. The Lender may from time to time take whatever action at law or in equity may appear necessary or desirable in order to collect the monies payable hereunder or secured hereby or to enforce performance and observance of any obligation, agreement or covenant hereunder;
     b. The Lender may foreclose its security interest in any of the Collateral in any way permitted by law; and the Lender may thereupon, or at any time thereafter, in its sole discretion, without notice or demand (except such notice as may be specifically required by law) and with or without having the Collateral at the time or place of sale, sell or otherwise dispose of the Collateral, or any part thereof, at one or more public or private sales, at any time or place, at such price or prices and upon such terms, either for cash, credit or future delivery, as the Lender may elect. In the exercise of such remedy, the Lender may sell all of the Collateral as a unit even though the sales price thereof may be in excess of the amounts remaining unpaid on the Obligations. To the extent not prohibited by Applicable Law, the Lender is authorized at any sale or other disposition of the Collateral, if it deems it advisable so to do, to restrict (with respect to any securities that are part of the Collateral) the prospective bidders or purchasers thereof to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or resale of any of the Collateral. At any such public sale the Lender may bid for and become the purchaser of all or any part of the Collateral, and such sale or sales may be held without demand of performance, notice of intention to sell, the time or place of sale or any other matter, except for such notice as may be specifically required by law; and the purchaser at any such sale or other disposition shall thereafter hold the Collateral sold absolutely free from any claim or right of the Grantor of whatsoever kind, including any right of redemption of the Grantor, all such rights being hereby expressly waived and released by the Grantor to the extent permitted by law;
     c. The Lender may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. The Grantor hereby assents to the passage of a decree for the sale of any of the Collateral by any court having jurisdiction. In any action hereunder, the Lender shall be entitled to the appointment of a receiver without notice, to peaceably take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, if an Event of

Default shall occur and be continuing, the Lender shall be entitled to apply, without notice to the Grantor, any cash or cash items constituting Collateral in its possession to payment of the Obligations;
     d. The Lender shall have the right, in its sole discretion, to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Lender to enforce its rights and remedies hereunder in order to manage, protect and preserve the Collateral and continue the operation of the business of Grantor and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including but not limited to the compensation of the receiver, until a sale or other disposition of such Collateral shall be finally made and consummated. Lender and Grantor acknowledge and agree that in connection with any exercise by the Lender of its rights hereunder to dispose of or operate under the station covered hereby, it may be necessary to obtain the prior consent or approval of certain governmental authorities. Upon the exercise by Lender of any power, right, privilege or remedy pursuant to this Agreement which requires any consent or approval of any governmental authority, Grantor will execute and deliver, or will cause the execution and delivery of, all applications, certificates and other documents which may reasonably be required to obtain such approval or consent. Grantor shall cooperate in good faith with Lender and any purchaser of the Collateral in obtaining any such approvals or consents;
     e. The Lender may sell its interest hi the Collateral in accordance with any Applicable Law. Such Collateral or any interest therein may be sold upon such terms and in as many lots as the person conducting the sale may, in his sole discretion, elect. No readvertisements of any sale shall be required if the sale is adjourned by announcement, at the time or place set therefor, of the date, time or place to which the same is to be adjourned;
     f. The Lender may, to the extent not prohibited by Applicable Law, exercise any and all rights of conversion, exchange or subscription and any other rights, privileges or options pertaining to any of the Collateral, as if the Lender were the absolute owner thereof, including (without limitation) the right to exchange, at its discretion, any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of any subsidiary of Grantor;
     g. The Lender may exercise any remedies available to a secured party under the UCC, regardless of whether or not the UCC actually applies;
     h. The Lender may vote or otherwise exercise any rights accruing to the owner of the Collateral without notice to or consent of Grantor;
     i. The Lender may commence and prosecute an action, at law or in equity, in any court of competent jurisdiction, seeking money damages, injunctive or declaratory relief or any other relief available under applicable law, and take all such actions as may be necessary or desirable to enforce any order or judgment entered in connection with such action; and/or

     j. The Lender may exercise any other remedies afforded to Lender pursuant to the terms of this Agreement.
     All of Lender’s rights and remedies hereunder, under the Credit Agreement and under any and all other Loan Documents, shall be cumulative and not exclusive, and shall be enforceable alternatively, successively or concurrently as Lender may, in its sole discretion, deem expedient. Lender shall have no obligation to preserve rights in the Collateral or marshall any of the Collateral for the benefit of any person or entity.
     10. EXPENSES. Grantor shall pay, when due, any and all reasonable fees, taxes or other charges imposed in connection with the Security Interest including, without limitation, any fees imposed in connection with recordation of instruments necessary or desirable in order to reflect, effectuate or release the Security Interest.
     11. APPLICATION OF PROCEEDS. Any proceeds received from the exercise of any remedy hereunder, after deducting therefrom any and all costs and expenses reasonably incurred in securing possession of any Collateral, in shipping and storing the Collateral, in preparing the Collateral for sale or otherwise dealing with Collateral prior to any sale or other disposition thereof and in connection with the sale or other disposition thereof (including, without limitation, reasonable attorneys’ and accountants’ fees and brokers’ commissions), shall be applied toward the payment of any and all amounts due under or with respect to the Obligations, including interest, and all other costs and expenses reasonably incurred by the Lender in connection with this Agreement which are then due and payable, in such order and amounts as the Lender, in its sole discretion, may elect. If such net proceeds should be insufficient to pay the same and a deficiency shall result, the Grantor shall nevertheless remain liable for such deficiency; and if such proceeds should be more than sufficient to pay the same, then in case of a surplus, such surplus shall be accounted for and, if any amounts due under the Obligations remain outstanding, retained by the Lender, who shall hold the same as security for the payment of the Obligations; otherwise, such surplus shall be paid over to the Grantor or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.
     12. NOTICES. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing and mailed via certified mail, sent by Federal Express or other similar express delivery service for next day delivery, faxed (with a confirming copy sent by such a express delivery service for next day delivery) or hand delivered to the respective parties, as follows:
     If to the Lender:
MetroPCS Wireless, Inc.
8144 Walnut Hill Lane
Suite 800
Dallas, TX 75231
Attention: Vice President, General Counsel and Secretary
     If to Grantor:

Royal Street Communications, LLC
PO Box 2365
Southampton, NY 11969
Attention: Robert Gerard
or in accordance with any subsequent written direction delivered in accordance with this section from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by hand; in the case of certified mail, three Business Days after the date sent; in the case of any fax, when received; or in the case of express delivery service, the day after delivery of the notice to such service with charges prepaid.
     13. ASSIGNABILITY AND PARTIES IN INTEREST. This Agreement shall not be assignable by Grantor without the written consent of Lender. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.
     14. TERMINATION. This Agreement shall terminate and the Security Interest shall be released upon the earlier to occur of (i) the payment and satisfaction in full of the Note and all of the Obligations relating to the Note; or (ii) the mutual agreement of Grantor and Lender.
     15. CERTAIN WAIVERS; GRANTOR NOT DISCHARGED. The Grantor expressly and irrevocably waives (to the extent permitted by Applicable Law) presentment, demand of payment and protest of nonpayment in respect of its Obligations under this Agreement. The obligations and duties of the Grantor hereunder are irrevocable, absolute, and unconditional and shall not be discharged, impaired or otherwise affected by (a) the failure of the Lender to assert any claim or demand or to enforce any right or remedy against the Grantor or any waiver, consent, extension, indulgence or other action or inaction in respect thereof, (b) any extension or renewal of any part of the Obligations, (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Credit Agreement or any of the Loan Documents, (d) the release of any liens on or security interests in any part of the Collateral or the release, sale or exchange of or failure to foreclose against any security held by or for the benefit of the Lender for payment or performance of the Obligations, (e) the bankruptcy, insolvency or reorganization of the Grantor or any grantee or any other persons, (f) the invalidity or unenforceability of the Credit Agreement or any of the Loan Documents, (g) any change, restructuring or termination of the corporate structure or existence of the Grantor or any grantee or any restructuring or refinancing of all or any portion of the Obligations, or (h) any other event which under law would discharge the obligations of a surety.
     16. TRANSFER OF SECURITY INTEREST. The Lender may transfer to any other person all or any part of the liens and security interests granted hereby, and all, or any part of the Collateral which may be in the Lender’s possession after the occurrence and during the continuance of an Event of Default or, if to a successor Lender in accordance with the Credit Agreement, at any time. Upon such transfer, the transferee shall be vested with all the rights and powers of the Lender hereunder with respect to such of the Collateral as is so transferred, but, with respect to any of the Collateral not so transferred, the Lender shall retain all of their rights and powers (whether given to it in this Agreement, or otherwise). The Lender may, at any time, assign all or any portion of its rights as the Lender hereunder to any person, in the Lender’s discretion, including without limitation Bear, Stearns & Co. Inc. or any Affiliate thereof, and upon notice to the Grantor, but without any requirement for consent or approval by or from Grantor, and any such assignment shall be valid and binding upon the Grantor, as fully as it had expressly approved the same.
     17. INDEMNITY; REIMBURSEMENT OF LENDER. The Grantor agrees to indemnify, defend and hold the Lender harmless from and against any and all claims, demands, losses, judgments and liabilities (including but not limited to, liabilities for penalties) of any nature, and to reimburse the Lender for all reasonable costs and expenses, including but not limited to attorneys’ fees and expenses, arising from this Agreement or the exercise of any right or remedy granted to the Lender hereunder, except to the extent such claims arise out of Lender’s gross negligence, willful misconduct or fraud. In no event shall the Lender be liable for any matter or thing in connection with this Agreement other than to account for moneys actually received by the Lender in accordance with the terms hereof. All indemnities contained in this Section 17 and elsewhere in this Agreement shall survive the expiration or earlier termination of this Agreement.
     18. NO LIABILITY FOR COLLATERAL. Beyond the exercise of reasonable care in the custody of any Collateral, the Lender shall not, under any circumstance or in any event whatsoever, have any liability for any part of the Collateral, nor shall the Lender have any liability for any error or omission or delivery of any kind incurred in the good faith settlement, collection or payment of any of the Collateral or any monies received in payment therefor or for any damages resulting therefrom, nor shall this Agreement impose upon the Lender any obligation to perform any obligation with respect to the Collateral. The costs of collection, notification and enforcement, including but not limited to, attorneys’ fees and out-of-pocket expenses, shall be borne solely by the Grantor, whether the same are incurred by the Grantor or the Lender.
     19. GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without regard to its conflict of laws principles, except to the extent that the perfection and the effect of perfection or non- perfection of any security interests created hereby is governed by the laws of a jurisdiction other than the State of New York.
     20. COMPLETE AGREEMENT. This Agreement and the Credit Agreement contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and, except as provided herein, supersede all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings.
     21. AMENDMENTS AND WAIVERS. This Agreement may be amended only by a writing signed by the Grantor and Lender. No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right hereunder or operate to constrain the rights of any other parties hereunder. No waiver of any one right shall operate as a waiver of any subsequent right.

     22. INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     23. CONTINUING LIEN. It is the intent of the parties hereto that (a) this Agreement shall constitute a continuing agreement as to any and all future, as well as existing transactions, between the Grantor and the Lender under or in connection with the Notes, and (b) the security interest provided for herein shall attach to after-acquired as well as existing Collateral and the Obligations covered by this Agreement shall include any future advances under or in connection with the Credit Agreement.
     24. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered or mailed to the Lender.
     25. SEVERABILITY. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any material respect, such provision shall be replaced with a provision which is as close as possible in effect to such invalid, illegal or unenforceable provision, and still be valid, legal and enforceable, and the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby, unless the parties otherwise so provide.
26. VENUE; WAIVER OF JURY TRIAL.
     a. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURT OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT, OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE.
     b. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY

CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 26(b).
     27. FURTHER ASSURANCES. Grantor agrees, from time to time, at its expense, to do such further things, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Lender may from time to time reasonably request for the better assuming and preserving of the security interests and rights and remedies created hereby, including, without limitation, the execution and delivery of such financing statements or continuation statements, and amendments thereto, as may be necessary or desirable, or as Lender may request in order to perfect and preserve the security interests granted hereby. Grantor hereby authorizes Lender or its agent to file such financing statements and/or such continuation statements and amendments thereto relating to all or any part of the Collateral without its signature, where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the collateral granted hereby or any part thereof shall be sufficient as a financing statement where permitted by law.
     28. AMENDMENT AND RESTATEMENT. This amends and restates in its entirety the Original Pledge Agreement and the Existing Pledge Agreement, and from and after the date hereof, and subject to the terms hereof, the terms and provisions of the Original Pledge Agreement and the Existing Pledge Agreement shall be superseded by the terms and provisions of this Agreement. The Grantor hereby agrees that (i) the liens and security interest granted by Grantor under the Original Pledge Agreement and the Existing Pledge Agreement shall be deemed to be liens and security interests securing the indebtedness and Obligations under the Credit Agreement shall remain outstanding and governed by this Agreement, and shall not constitute a novation, and (ii) all liens and security interests securing the indebtedness and Obligations under the Original Pledge Agreement and the Existing Credit Agreement shall continue in full force and effect to secure the indebtedness and obligations of Borrower under the Credit Agreement, the Note and the other Loan Documents.
[remainder of page intentionally blank; signature page follows]

SIGNATURE PAGE TO
AMENDED AND RESTATED PLEDGE AGREEMENT
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

GRANTOR:

ROYAL STREET COMMUNICATIONS, LLC

By:	/s/ Robert A. Gerard
Name:	ROBERT A. GERARD
Title:	CHIEF EXECUTIVE OFFICER

LENDER:

METROPCS WIRELESS, INC.

By:	/s/ Roger D. Linquist
Name:	Roger D. Linquist
Title:	President and CEO

EXECUTION COPY
FIRST AMENDMENT TO THE
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into, as of November 2, 2006, by and between ROYAL STREET COMMUNICATIONS, LLC, a Delaware limited liability company (“Royal Street”), and METROPCS WIRELESS, INC., a corporation (“Lender” or “MetroPCS”).
WITNESSETH:
     WHEREAS, Royal Street and the Lender are parties to that certain Second Amended and Restated Credit Agreement executed on December 15, 2005 as of December 22, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
     WHEREAS, Royal Street has requested, and MetroPCS has agreed, to amend the Credit Agreement to provide, among other things, for an increase in the principal amount of the Loan Commitment Amount from $343,599,250 to $500,000,000 in accordance with and subject to the terms and conditions set forth herein;
     NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree, subject to the conditions precedent to this Amendment and intending to be legally bound, to amend the Credit Agreement as follows:
     1. Capitalized Terms. All capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby, except as otherwise defined or limited herein.
     2. Amendments to Section 1.
                (a) Section 1 of the Credit Agreement Defined Terms is hereby modified and amended by adding the following new definitions in appropriate alphabetical order:
     “License Subsidiary” shall mean any limited liability company Holding Subsidiary that has as its sole purpose holding the License(s) in a given Market (as such term is defined in the LLC Agreement) to be used by Borrower in connection the Royal Street System in such Market.
     “Lien” shall mean any interest in assets or property securing an obligation owed to, or a claim by, a Person other than the owner of the asset or property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage encumbrance, pledge, security agreement, conditional sale or trust receipt of a lease, consignment or bailment for security purposes. For the purposes of this

Agreement, Borrower and its Subsidiaries shall be deemed to be the owner of any assets or property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the assets or property has been retained by or vested in some other Person in a transaction intended to create a financing.
     “Operating Subsidiary” shall mean any limited liability company Holding Subsidiary that has as its sole purpose holding and operating the Royal Street System and the other assets (other than the License(s)) in a given Market (as such term is defined in the LLC Agreement).
     “Royal Street” shall mean Royal Street Communications, LLC, a Delaware limited liability company.
               (b) Section 1 of the Credit Agreement, Defined Terms, is hereby further modified and amended by deleting the definition of “Borrower” in its entirety and substituting the following in lieu thereof:
           “Borrower” shall mean, for purposes of this Credit Agreement and each of the other Loan Documents (except to the extent that the contest otherwise clearly requires), individually and collectively, jointly and severally, Royal Street and all Holdings Subsidiaries that shall execute and deliver a Counterpart Signature Page in the form of Exhibit C to this Credit Agreement.
               (c) Section 1 of the Credit Agreement Defined Terms, is hereby further modified and amended by adding the following at the end of clause (i) of the definition of “Borrower Change in Control Event”:
     “, except for agreements which would result in a Transfer to GWI in accordance with Article 5 of the LLC Agreement”
               (d) Section 1 of the Credit Agreement, Defined Terms, is hereby further modified and amended by adding the following new clause (iii) at the end of the definition of “Borrower Change in Control Event”:
     “, or (iii) Royal Street shall fail to own and control, directly or indirectly, one hundred (100%) of the membership or other equity interests of each of its Subsidiaries, except any transfers to GWI of membership or other equity interests of Royal Street’s Subsidiaries pursuant to Article 5 of the LLC Agreement.”
               (e) Section 1 of the Credit Agreement, Defined Terms, is here further modified and amended by deleting the definition of “Holding Subsidiary” in its entirety and substituting the following in lieu thereof;
           “Holding Subsidiary” shall mean a Person formed under the laws of the State of Delaware, all of the capital stock, partnership interests, member interest,

-2

or other equity interests of which shall be owned, directly or indirectly, by Borrower.
               (f) Section 1 of the Credit Agreement, Defined Terms, is hereby further modified and amended by deleting the definition of “Loan Commitment Amount” in its entirety and substituting the following in lieu thereof:
     “Loan Commitment Amount” shall mean $500,000,000 or the maximum amount that Lender is permitted to lend to Borrower pursuant to the Lender Credit Facility.
               (g) Section 1 of the Credit Agreement, Defined Terms, is hereby further modified and amended by adding the phrase “any Leasehold Mortgages,” immediately following the reference to “the Pledge Agreement” in the definition of “Loan Documents”.
               (h) Section 1 of the Credit Agreement, Defined Terms, is hereby further modified and amended by adding the phrase “or other equity interests” immediately following the reference to “capital stock” in the definition of “Subsidiary”.
               (i) Section 1 of the Credit Agreement, Defined Terms, is hereby further modified and amended by replacing the term “Borrower” with “Royal Street” in each of (i) clauses (ii) and (iii) of the definition of “Commitment Period”, (ii) the definition of “Equipment and Facilities Lease”, (iii) the definition of “Required Capital Contribution” and (iv) the definition of “Services Agreement”.
     3. Amendments to Section 2.2.
               (a) Section 2.2 of the Credit Agreement, Procedure for Borrowing, is hereby further modified and amended by (i) deleting each reference to “Holding Subsidiary” from clause (b) of such Section, and (ii) adding the following sentence at the end of clause (b) of such Section:
     Notwithstanding anything to the contrary contained in this Credit Agreement, all Loans requested under this Credit Agreement shall be requested by Administrative Borrower as agent for Borrowers, and all proceeds of such Loans shall be paid to Administrative Borrower as agent for Borrowers.
               (b) Section 2.2 of the Credit Agreement, Procedure for Borrowing, is hereby further modified and amended by adding the following new clause (h) at the end of such Section:
     h. Each Borrower hereby irrevocably appoints Royal Street as the borrowing agent and attorney-in-fact for all Borrowers (“Administrative Borrower”) which appointment shall remain in full force and effect unless and until Lender shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes Administrative Borrower (i) to provide Lender with all notices with respect to Loans obtained for the benefit of any Borrower and all other notices

-3

and instructions under this Credit Agreement and (ii) to take such action as Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loans and collateral of Borrower in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrower in order to utilize the collective borrowing powers of Borrower in the most efficient and economical manner and at their request, and that Lender shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loans and the collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group.
     4. Amendment to Section 2.4. Section 2.4 of the Credit Agreement Conditions Precedent to Lender’s Obligation to Make Any Loan, is hereby modified and amended by deleting clause (iii) of such Section and substituting the following in lieu thereof:
     Lender shall have a perfected first priority security interest in all of the membership interests in all of Borrower’s Subsidiaries.
     5. Amendment to Section 2.5. Section 2.5 of the Credit Agreement, Security Agreement; Leasehold Mortgages, is hereby modified and amended by deleting clause (a)(iii) of such Section in its entirety and by substituting the following in lieu thereof:
     To the extent required by Lender in writing, a first priority lien on all real property interests of Borrower, including, without limitation, all Leases, including capital leases, and all real property owned by Borrower in fee simple. Lender’s liens in the foregoing shall be created by and subject to the provisions of one or more Leasehold Mortgages, substantially in the form of Exhibit D, entered, to the extent required by Lender in writing, with respect to each Lease, parcel of real property or other real property interest of Borrower.
     6. Amendment to Section 5.4. Section 5.4 of the Credit Agreement, Subsidiaries, is hereby amended and restated in its entirety as follows:
     5.4 Subsidiaries.
     a. Royal Street shall form one or more direct or indirect Operating Subsidiaries and License Subsidiaries. As soon as practicable after receipt of any and all required FCC approvals, Royal Street shall contribute one or more of such Licenses to each of the License Subsidiaries, as contemplated by Section 2.5(d) of the LLC Agreement, and Royal Street shall contribute all of the other assets to each Operating Subsidiary in accordance with the Market to be served by such License Subsidiary.

-4

     b. Royal Street shall cause each of its direct or indirect Subsidiaries to become a party to this Credit Agreement, the Security Agreement and the Pledge Agreement and to be jointly and severally liable for all obligations of Borrower hereunder by executing a copy of the form of counterpart signature page substantially in the form of Exhibit C attached hereto (or in such other form as may be agreed by Borrower and Lender) and made a part thereof.
     7. Amendment to Section 5.12. Section 5.12 of the Credit Agreement, Leasehold Mortgages, is hereby modified and amended by (i) inserting the phrase “To the extent required by Lender,” at the beginning of clause (a) of such Section and (ii) adding the fallowing sentence at the end of clause (c) of such Section;
To the extent Borrower is not required by Lender to execute a Leasehold Mortgage with respect to any real property leased to Borrower, at the written request of Lender Borrower shall use commercially reasonable efforts to obtain a landlord’s waiver and collateral access agreement, in form and substance reasonably satisfactory to Lender, with respect to each such leased real property.
     8. Amendment to Section 5.13. Section 5.13 of the Credit Agreement, Negative Covenants, is hereby modified and amended by deleting the phrase “except for transfers of Licenses to Holding Subsidiaries” from clause (a) of such Section and by substituting “except for transfers of Licenses to the License Subsidiaries and transfers of other assets to Operating Subsidiaries” in lieu thereof.
     9. Amendments to Sections 6.1. Section 6.1 of the Credit Agreement, Events of Default, is hereby further modified and amended by deleting “or Borrower shall fail to transfer the Licenses to Holding Subsidiaries as required in Section 5.4 hereof” in clause (b) of such Section, Breaches of Other Covenants, and by substituting “Borrower shall fail to transfer the Licenses to License Subsidiaries or the other assets Operating Subsidiaries, in each case, as required in Section 5.4 hereof” in lieu thereof.
     10. No Other Amendments. Except for the amendments, releases, authorizations and waivers set forth above, the text of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect.
     11. Conditions to Effectiveness. This Amendment will be effective as of the date first written above (the “Effective Date”), subject to the occurrence of each of the following on or before such date:
     (a) Lender shall have received counterparts hereof duly executed by Borrower;
     and
     (b) All of the representations and warranties of Borrower set forth in the Credit Agreement and this Amendment shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Effective Date as though made on and as of such date.

-5

     12. Representations and Warranties. Royal Street agrees, represents favor of Lender as follows:
               (a) This Amendment has been executed and delivered by a duly authorized representative of Royal Street, and the Credit Agreement, as modified and amended by this Amendment, constitutes a legal, valid and binding obligation of Royal Street and is enforceable against Royal Street in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or (ii) general principles of equity;
                (b) Except as reflected on Exhibit 1, each representation or warranty of Royal Street set forth in the Credit Agreement is hereby restated and reaffirmed as true and correct in all material respects on and as of the Effective Date, and after giving effect to this Amendment, as if such representation or warranty were made on and as of the Effective Date of, and after giving effect to, this Amendment;
               (c) No Event of Default (or other event which if not timely cured or corrected would with the passage of time become an Event of Default) with respect to Royal Street has occurred and is continuing; and
               (d) As of the date hereof, Royal Street is solvent after giving effect to the transactions contemplated herein.
     13. Effect on the Credit Agreement. Except is specifically provided herein, the Credit Agreement and the Loan Documents shall remain in full force and effect, and is hereby ratified, reaffirmed and confirmed. This Amendment shall be deemed to be a Loan Document for all purposes.
     14. Counterparts. This Amendment may be executed in any number of separate counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment.
     15. Law of Contract. This Amendment shall be governed and construed and interpreted in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

-6

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

BORROWER:	ROYAL STREET COMMUNICATIONS, LLC, a Delaware limited liability company
	By:	/s/ Robert A. Gerard
		Name:	Robert A. Gerard
		Title:	Chief Executive Officer and Chairman of the Management Committee

Lender:	METROPCS WIRELESS, INC., a Delaware corporation
	By:	/s/ Roger D. Linquist
		Name:	Roger D. Linquist
		Title:	President and Chief Executive Officer

-7

EXHIBIT 1 TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
CREDIT AGREEMENT
MetroPCS Communications, Inc., an affiliate of Royal Street’s largest current customer, MetroPCS Wireless, Inc. (“MetroPCS”), was recently sued for patent infringement in United States District Court for the Eastern District of Texas, Marshall Division, Leap Wireless International, Inc. et al v. MetroPCS Communications, Inc., Case No. 2:062CV240-TJW (Jury). MetroPCS or an affiliate thereof has begun offering wireless service in portions of Florida using capacity purchased from Royal Street on wireless systems owned by Royal Street (“the Royal Street Systems”) which are technically and operationally compatible with the MetroPCS wireless systems that are the basis for the pending suit. Based on the above-identified lawsuit, the then imminent, and now actual, launch of the Royal Street Systems, and the technical similarity between the accused MetroPCS systems and the Royal Street Systems, Royal Street expects, but is not certain, that it will be (1) named as a defendant in the above-identified, pending patent infringement suit, or (2) sued separately for alleged infringement of the same patent that is at issue in that suit. To date, however, Royal Street has received no notice of any such suit and no such suit is currently pending against Royal Street. Royal Street filed a declaratory judgment action on September 22, 2006 in the United States District Court for the Middle District of Florida. The defendants therein, Leap Wireless International, Inc. and Cricket Communications, Inc., have filed a motion to dismiss that declaratory action or in the alternative to transfer the declaratory judgment section to the Eastern District of Texas, which motion remains pending.

-8